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                                                                    EXHIBIT 99.1

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION

IN RE:                                  )    CHAPTER 11
                                        )
PHILIP SERVICES CORPORATION,  ET AL.,   )    JOINTLY ADMIN. UNDER
                                        )    CASE NO. 03-37718-H2-11
                                        )
                 DEBTORS.               )    HONORABLE WESLEY W. STEEN


                      FIRST AMENDED FINAL ORDER AUTHORIZING
                      DEBTORS TO: (A) USE CASH COLLATERAL;
              (B) OBTAIN LETTER OF CREDIT ACCOMMODATIONS; (C) INCUR
                             POSTPETITION DEBT; AND
                    (D) GRANT ADEQUATE PROTECTION AND PROVIDE
                  SECURITY AND OTHER RELIEF TO FOOTHILL CAPITAL
               CORPORATION, AS AGENT AND CERTAIN OTHER PREPETITION
                 AND POSTPETITION SECURED CREDITORS AND LENDERS

                  This matter came before this Court on the motions (the "MOTIONS") of Philip Services Corporation, et al.,(1) jointly and severally, as debtors and debtors in possession (each a "DEBTOR" and collectively the "DEBTORS") dated June 2, 2003 titled Debtors' Emergency Motion for Order Authorizing Debtors to Use Cash Collateral on an Interim Basis (docket no. 13) and July 3, 2003 titled Debtor's Emergency Motion For Order Under Section 364 For Authority To Enter Into DIP Financing Facility (docket no. 177), requesting that this Court enter an order authorizing Debtors to: (a) use certain Cash Collateral; (b) obtain Letter of Credit


----------

(1) The parties to the Motion are the Debtors in Bankr. Case Nos. 03-37718-H2-11 through 03-37772-H2-11: Philip Services Corporation; Philip Metals (New York), Inc.; PSC Metals, Inc.; Cappco Tubular Products USA, Inc.; 21st Century Environmental Management, Inc. of Nevada; 21st Century Environmental Management, Inc. of Rhode Island; Allwaste Tank Cleaning, Inc.; Allworth, Inc.; Burlington Environmental Inc.; Chem-Freight, Inc.; Chemical Reclamation Services, Inc.; Chemical Pollution Control, Inc. of Florida-A 21st Century Environmental Management Company; Chemical Pollution Control, Inc. of New York-A 21st Century Environmental Management Company; Cousins Waste Control Corporation; Cyanokem Inc.; Luntz Acquisition (Delaware) Corporation; Northland Environmental, Inc.; Nortru, Inc.; Philip Environmental Services Corporation; Philip Transportation and Remediation, Inc.; Philip Reclamation Services, Houston, Inc.; PSC Environmental Services, Inc.; PSC Industrial Outsourcing, Inc.; PSC Industrial Services, Inc.; Republic Environmental Recycling (New Jersey), Inc.; Republic Environmental Systems (Pennsylvania), Inc; Republic Environmental Systems (Transportation Group), Inc.; Rho-Chem Corporation; Republic Environmental Systems (Technical Services Group), Inc.; Solvent Recovery Corporation; Thermalkem Inc.; Ace/Allwaste Environmental Services of Indiana, Inc.; Delta Maintenance, Inc.; International Catalyst, Inc.; Jesco Industrial Services Inc.; Philip Services/North Central, Inc.; PSC Recovery Systems, Inc.; Resource Recovery Corporation; RMF Global, Inc.; RMF Industrial Contracting, Inc.; Serv-Tech EPC, Inc.; D&L, Inc.; Serve-Tech EPC Subsidiary, Inc. and Total Refractory Systems, Inc.


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Accommodations; (c) incur Postpetition Debt; and (d) grant adequate protection and provide security and other relief to: Foothill Capital Corporation (now known as Wells Fargo Foothill, Inc., "FOOTHILL"), Ableco Finance LLC ("ABLECO"), Madeline LLC ("Madeline"), Foothill Partners III, L.P. ("FOOTHILL PARTNERS III"), Foothill Income Trust, L.P. ("FOOTHILL INCOME TRUST") and Meadow Walk Limited Partnership ("MEADOW WALK"), and any other lender from time to time party to the Prepetition Loan Agreement (collectively, "PREPETITION LENDERS"); Foothill, as agent for the Prepetition Lenders ("PREPETITION AGENT"); and MEADOW WALK, and any assignee therefrom with respect to the Postpetition Loan Agreement (collectively, "POSTPETITION LENDER"); Foothill, as agent for the Postpetition Lender ("POSTPETITION AGENT"); and Canadian Imperial Bank of Commerce, as agent (the "PIK/TERM Agent") under the PIK/Term Credit Agreement and the lenders from time to time party thereto (collectively, the "PIK/TERM LENDERS"). Unless otherwise indicated, all capitalized terms used as defined terms herein have the meanings ascribed thereto in EXHIBIT A attached hereto and by this reference are made a part hereof.

                  Having examined the Motions, being fully advised of the relevant facts and circumstances surrounding the Motions and having completed a hearing pursuant to Code Sections 363 and 364 and Fed. R. Bankr. P. 4001(b) and
(c), and objections, if any, having been withdrawn or resolved or ruled on by the Court, THE MOTIONS ARE GRANTED, TO THE EXTENT SET FORTH HEREIN, AND THE COURT HEREBY FINDS THAT:

                  A. On the Filing Date, Debtors filed voluntary petitions for relief under chapter 11 of the Code. Each of the Debtors has retained possession of its property and continues to operate its business as a debtor in possession pursuant to Code Sections 1107 and 1108.

                  B. The Court has jurisdiction over the Cases and this proceeding pursuant to 28 U.S.C. Sections 1334. Determination of the Motions constitutes a core proceeding as defined in 28 U.S.C. Section 157(b)(2). Venue over the Motions is proper under 28 U.S.C. Section 1409(a).

                  C. Debtors have stipulated and represented to the Court that:
(1) subject to Paragraph 8(a) below, the Prepetition Documents evidence and govern the Prepetition Debt, the Prepetition Liens and the prepetition financing relationship among Debtors, Prepetition

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Agent and Prepetition Lenders; (2) subject to Paragraph 8(a) below, as of the
Filing Date, Debtors are liable for payment of the Prepetition Debt, and the Prepetition Debt shall be an aggregate allowed secured claim in an amount not less than $131,935,742.82, exclusive of accrued interest, fees, costs and other charges not included in such amount; and such Prepetition Debt includes extant Tranche A Letters of Credit in the face amount of not less than $67,782,563 (plus accrued letter of credit fees not less than $160,475); extant Tranche B-Prime Usage in the outstanding principal amount of not less than $16,718,000 (plus accrued interest not less than $142,062.79); extant Tranche Sub-B Advances in the principal amount of not less than $33,563,513 (plus accrued interest and fees not less than $369,344.49) and extant Tranche Sub-B Letter of Credit Usage in the face amount of not less than $12,857,000 (plus accrued letter of credit fees not less than $111,543); (3) subject to Paragraph 8(a) below, the Prepetition Debt constitutes the legal, valid and binding obligation of Debtors, enforceable in accordance with the terms of the Prepetition Documents; (4) subject to Paragraph 8(a) below, no offsets, defenses or counterclaims to the Prepetition Debt exist, and no portion of the Prepetition Debt is subject to avoidance or subordination pursuant to the Code or applicable nonbankruptcy law;
(5) subject to Paragraph 8(a) below, the Prepetition Liens, among other things, secure payment of all of the Prepetition Debt; and (6) subject to Paragraph 8(a) below, the Prepetition Liens are First Priority Liens, subject only to Permitted Liens. Subject to Paragraph 8(a) below and effective upon entry of this Order, Debtors hereby release, discharge, and acquit Prepetition Agent and each Prepetition Lender and their respective officers, directors, agents, attorneys, predecessors in interest, and successors and assigns of and from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness, and obligations, of every type, which occurred on or prior to the date of the entry of this Order with respect to or in connection with the Prepetition Debt or the Prepetition Documents.

                  D. Debtors further stipulate, represent, and the Court finds that: (1) upon the entry of this Order, Prepetition Lenders' interests in the Prepetition Collateral will be adequately protected subject to the terms and provisions hereof; and (2) for purposes of Code Sections 506(b), 506(c), and 507(b) and Fed.R.Bankr.P. 3012, as of the Filing Date but subject to Paragraph 8(a) below, the aggregate value of the Prepetition Collateral is not less than the

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Tranche A Obligations plus Allowable 506(b) Amounts in respect thereto. Such findings are made without prejudice to Prepetition Agent's and Prepetition Lenders' rights to later: (1) assert that their respective interests in the Aggregate Collateral lack adequate protection; and (2) seek a higher valuation of the Prepetition Collateral; provided, however, that Prepetition Lenders' rights to act or cause Prepetition Agent to act shall be governed by the provisions of the Prepetition Loan Documents.

                  E. A Committee was appointed in these Cases on June 6, 2003.

                  F. An immediate need exists for Debtors to use Cash Collateral, to obtain Letter of Credit Accommodations, and to obtain Postpetition Debt in order to enable Debtors to minimize disruption to and to avoid the termination of their business operations. Entry of this Order will also enhance the possibility of maximizing the value of the Collateral for the benefit of Debtors' estates.

                  G. Debtors are unable at this time to obtain unsecured credit allowable under Code Section 503(b)(1) in an amount sufficient to finance the operations of Debtors' businesses. Except as provided below, Debtors are unable at this time to obtain credit allowable under Code Sections 364(c)(1), (c)(2) or
(c)(3) on terms more favorable than those offered by Prepetition Agent and Prepetition Lenders in respect of the use of Cash Collateral and Letter of Credit Accommodations and Postpetition Agent and Postpetition Lender in respect of the Postpetition Obligations. The Debtors' grant of a security interest in the Prepetition Collateral to Postpetition Agent and Postpetition Lender to secure the Postpetition Obligations will have priority over the security interests therein pursuant to Code Section 364(d) except to the extent of and pursuant to the terms of this Order and the Postpetition Documents. Prepetition Agent and Prepetition Lenders have indicated a willingness to permit the Letter of Credit Accommodations, but only on the terms and conditions set forth in this Order. Postpetition Lender has indicated a willingness to extend the Postpetition Obligations, but only on the terms and conditions set forth in this Order and the Postpetition Documents.

                  H. The obligations of each Debtor under this Order (including, without limitation, the obligations in respect of the Letter of Credit Accommodations, Postpetition Obligations and the other Postpetition Debt) are joint and several. In furtherance of the


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foregoing, such joint and several obligations shall be in accordance with and as more fully described in Section 2.15 of the Prepetition Loan Agreement
(excluding for purposes of this Order, Section 2.15(e) of the Prepetition Loan Agreement) and Section 2.15 of the Postpetition Loan Agreement (excluding for purposes of this Order, Section 2.15(e) of the Prepetition Loan Agreement).

                  I. The terms of this Order and the Postpetition Loan Agreement (including, without limitation, the Letter of Credit Accommodations, the Postpetition Obligations and the other Postpetition Debt) have been negotiated in good faith and at arms' length, and the Postpetition Debt is being provided in good faith, as that term is used in Code Section 364(e).

                  J. The Debtors have requested, and pursuant to the terms hereof the Prepetition Agent and the Prepetition Lenders have agreed to permit, the use of such Cash Collateral to enable the Debtors to pay budgeted expenses. Further, certain letters of credit issued under the Prepetition Loan Agreement may expire or be drawn upon during the pendency of the Cases and, in order to avoid further disruption and cost to the Debtors' businesses, the Debtors have requested, and Prepetition Agent and Tranche A Lenders have agreed to permit extensions of the expiry date for certain extant letters of credit as more fully set forth herein. Moreover, notwithstanding the use of Cash Collateral and the extension of the expiry date of certain prepetition letters of credit hereunder, Debtors require additional debtor-in-possession financing in the form of extensions of working capital loans, and pursuant to the terms hereof and the terms of the Postpetition Loan Agreement the Postpetition Lender has agreed to extend such working capital loans and the Prepetition Agent and the Prepetition Lenders have agreed to extend such Letter of Credit Accommodations. Based upon the foregoing and given the circumstances of these Cases, (1) the determination by the Debtors to obtain such Letter of Credit Accommodations and incur Postpetition Debt is a proper exercise of each Debtors' business judgment and is in the best interest of the Debtors and their estates; and (2) the terms and conditions of this Order are a fair and reasonable response to Debtors' request for Prepetition Agent's and Prepetition Lenders' consent to the use of Cash Collateral and for such Letter of Credit Accommodations and the incurrence of Postpetition Debt.


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                  K. The Postpetition Lender has required, as a pre-condition to the effectiveness of the Postpetition Loan Agreement, that this Court enter an order approving a Break-Up Fee (as defined in the Postpetition Loan Agreement) and an Investment Agreement (as defined in the Postpetition Loan Agreement) between High River Limited Partnership or an entity affiliated therewith (the "Icahn Plan Sponsor") and Philip Services Corporation. Under the terms of the Investment Agreement, the Icahn Plan Sponsor would co-sponsor a plan of reorganization under which the payment of not more than $3 million of Tranche A Obligations would be deferred and paid over time pursuant to a senior secured promissory note with a term of one (1) year and such other terms as reasonably acceptable to Prepetition Agent (the "Tranche A Impaired Obligations"), and all other Tranche A Obligations would be Indefeasibly Satisfied.

                  L. The notice provided by Debtors of the Motions, the hearing on the Motions, and the entry of this Order satisfy the requirements of Fed. R. Bankr. P. 2002, 4001(b) and (c) and 9014 and Code Sections 102(1), 363 and 364(c) and were otherwise sufficient and appropriate under the circumstances.


              [Remainder of this page is intentionally left blank]


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         WHEREFORE, IT IS HEREBY ORDERED THAT THE MOTIONS ARE GRANTED TO THE
EXTENT SET FORTH HEREIN, AND THAT:


         1. Authorization to Use Cash Collateral. Debtors are authorized to use Cash Collateral: (a) solely in accordance with and pursuant to the terms and provisions of this Order; (b) only to the extent required to pay those expenses enumerated in the Budget as and when such expenses become due and payable; (c) subject to Debtors' compliance with the Variance Covenants; and (d) only to the extent that (i) before and after giving effect to such use of Cash Collateral, no Event of Default under this Order or the Postpetition Documents has occurred and is continuing for a period of three (3) Business Days and (ii) unless otherwise agreed in writing by Postpetition Agent, Postpetition Lender, and all Prepetition Lenders, after giving effect to such use of Cash Collateral, the Cash Collateral Availability is equal to or exceeds $0 for each weekly Budget period (provided that the Debtors shall be permitted to use that portion of Cash Collateral that consists of advances under the Postpetition Loan Agreement without regard to Debtors' compliance or non-compliance with clause (d)(ii) above). Prior to the Termination Date and Indefeasible Satisfaction in full of the Prepetition Debt (except, with respect to the Tranche A Impaired Obligations and the Postpetition Debt), Debtors may not use Cash Collateral other than pursuant to the terms of this Order or, after the Termination Date and subject to Paragraph 5(b) below, any further order of the Court. Notwithstanding anything to the contrary in this Paragraph 1, but subject, however, to Paragraph 7(a) of this Order, the Debtors are hereby authorized and directed to use Cash Collateral at any time to pay all Allowable 506(b) Amounts in respect of the Prepetition Debt, all Postpetition Charges and the Carveout; provided, however, that Prepetition Agent shall allocate such Allowable 506(b) Amounts in accordance with the priority of distribution provisions of the Prepetition Documents or as may otherwise be agreed among Prepetition Lenders. In furtherance of the foregoing, interest, fees, costs and other charges accrued in respect of the Tranche A Obligations, including the costs and expenses of the financial consultant referred to in Paragraph 2(g) below, shall be allowed and payable to the extent the value of the Prepetition Collateral exceeds the Tranche A Obligations and shall be payable from the Cash Collateral proceeds of the Prepetition Collateral otherwise payable or distributable to the other Prepetition Debt,


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whether or not such amounts are allowed as against the Debtors' estates under
Code Section 506(b). Interest, fees, costs and other charges accrued in respect of the other Prepetition Debt shall be allowed and payable to the extent the value of the Prepetition Collateral exceeds the Prepetition Debt.

         2. Procedure for Use of Cash Collateral.

            (a) Delivery of Cash Collateral to Postpetition Agent. Debtors are authorized and directed to deposit all Cash Collateral now or hereafter in their possession or under their control into the Authorized Accounts (or to otherwise deliver all such Cash Collateral to Postpetition Agent in a manner reasonably satisfactory to Postpetition Agent) promptly upon receipt thereof. Such Cash Collateral (including any Cash Collateral held by Prepetition Agent on the Filing Date) shall thereafter be remitted to Debtors by Prepetition Agent and Postpetition Agent (as applicable), and used by Debtors, as, when and solely to the extent Debtors are permitted to use such Cash Collateral under Paragraph 1 of this Order.

            (b) Account Debtors. Upon the earlier to occur of (i) the occurrence and continuance of an Event of Default and (ii) the passage of three (3) Business Days following written notice from Postpetition Agent (at the request of the Postpetition Lender) or Prepetition Agent, and without further order of court, Prepetition Agent or Postpetition Agent may direct Debtors to, or Prepetition Agent or Postpetition Agent may directly, instruct all account debtors of existing and future accounts receivable included in the Aggregate Collateral to make payments directly into the Authorized Account(s) or such other accounts satisfactory to Prepetition Agent, without offset, in which event all such proceeds shall be treated in accordance with the provisions of this Order. The instructions provided by Prepetition Agent or Postpetition Agent to account debtors may include a notification of assignment in accordance with
Section 9-406 of the Uniform Commercial Code and Prepetition Agent or Postpetition Agent shall provide to Debtors a form of the instructions not less than three (3) Business Days prior to sending such instructions to account debtors.

            (c) Cash Collateral in Postpetition Agent's and Prepetition Agent's Possession. Postpetition Agent and Prepetition Agent are authorized to collect upon, convert to cash and enforce checks, drafts, instruments and other forms of payment now or hereafter


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coming into its possession or under its control which constitute Aggregate
Collateral or proceeds of Aggregate Collateral.

         3. Authorization to Incur Postpetition Debt.

            (a) Debtors are authorized to incur Postpetition Debt solely: (i) to the extent set forth in the Postpetition Loan Agreement ; (ii) in accordance with and pursuant to the terms and provisions of this Order; (iii) subject to all of the other terms and provisions of the Prepetition Loan Agreement in order to incur Letter of Credit Accommodations for the purpose of extending expiry dates of certain Tranche A Letters of Credit to a date not later than December 31, 2003 (or such later date as may be agreed to by Tranche A Lenders and Postpetition Lender in writing); (iv) to the extent required to pay those expenses enumerated in the Budget (subject to the Variance Covenant) as and when such expenses become due and payable and to the extent that cash may need to be deposited with the Pre-Petition Agent to satisfy the Borrowing Base Covenant; and (v) to incur overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house fund transfers provided to or for the benefit of the Debtor (the "Cash Management Liabilities"), in each case by any of the Prepetition Lenders or their affiliates; provided, that no such Prepetition Lender or its affiliate shall be required to incur Cash Management Liabilities. Upon request, Debtors shall notify counsel for the Committee of all Letter of Credit Accommodations and any Cash Management Liabilities. Notwithstanding anything to the contrary in this Paragraph 3, however: (1) Debtors are hereby authorized and directed to incur the Postpetition Debt at any time to pay Allowable 506(b) Amounts relating to the Prepetition Charges in connection with the Tranche A Advances, the Carveout and the Postpetition Charges; (2) at the election of the Postpetition Lender, Debtors are hereby authorized and directed to incur Postpetition Debt for working capital purposes; and (3) if Postpetition Lender advances monies to Debtors and Debtors use such monies other than in accordance with or pursuant to the terms or provisions of this Order, such advances shall be considered Postpetition Debt for purposes of this Order.

            (b) Additional Terms of Postpetition Debt.

                (i) Maximum Amount. Absent further order of Court and the consent of Postpetition Lender, the maximum principal amount of Postpetition


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Debt shall be the sum of $35 million (plus Cash Management Liabilities and up to
$68 million on account of the Letter of Credit Accommodations , exclusive of Postpetition Charges and Allowable 506(b) Amounts (provided, however, that this $35 million sum shall be $25 million unless and until either (i) if the Debtors select the Icahn Sponsored Plan as the Selected Proposal, the conclusion of the 2003 Bankruptcy Court hearing (presently contemplated to occur on September 8,
2003) at which they do so, (ii) if the Debtors do not select the Icahn Sponsored Plan as the Selected Proposal, the payment to the Icahn Plan Sponsor of the Break-Up Fee pursuant to the Break-Up Fee Order following the Debtors' selection of a Superior Proposal as the Selected Proposal; or (iii) if the Investment Agreement is terminated, upon the 2003 Bankruptcy Court's approval (prior to November 15, 2003) of Approved Sale Agreements (as defined in the Postpetition Loan Agreement).

                (ii) Postpetition Tranche Under-B Advances. Subject to the terms hereof and the Postpetition Loan Agreement, Postpetition Lender has agreed to make Postpetition Tranche Under-B Advances in a principal amount equal to $35 million (or $25 million, as provided above).

                (iii) Maturity. The original principal amount of the Tranche Under-B Advances and all other Postpetition Obligations (other than the Tranche A Impaired Obligations, in accordance herewith) shall be Indefeasibly Satisfied in full on or before the earlier of (a) the Termination Date (which includes the Tranche Under-B Maturity Date), or (b) December 31, 2003, subject to the priority provisions of the Postpetition Loan Agreement. This provision shall not be amended without the prior written consent of Prepetition Agent, Postpetition Lender and the Required Lenders. Except as otherwise provided herein or in the Postpetition Loan Agreement or this Financing Order, all Prepetition Debt consisting of allowed secured claims within the meaning of Code Section 506(a) and (b) shall be Indefeasibly Satisfied prior to the repayment of the Tranche Under-B Advances (other than the Tranche A Impaired Obligations, in accordance herewith).

            (c) Superpriority Administrative Expense Status; Postpetition Liens. The Postpetition Debt is hereby granted superpriority administrative expense status under Code Section 364(c)(1), with priority over all costs and expenses of administration of the Cases that are incurred at any time under any provision of the Code. In addition, Postpetition Agent is hereby granted the Postpetition Liens to secure the Postpetition Debt. The Postpetition Liens: (1) are and shall be in addition to the Prepetition Liens; (2) pursuant to Code Sections 364(c)(2), (c)(3) and (d), are and shall be First Priority Liens, subject only to Permitted Liens (provided, for the avoidance of doubt, that the Postpetition Liens shall be senior to (i) any liens and security interests created in favor of or granted to the PIK/Term Lenders in


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connection with the PIK/Term Credit Agreement, (ii) any liens and security interests created or granted in connection with the 1997 Credit Agreement, and the Postpetition Liens shall be subject to and shall be junior in priority relative to the Prepetition Liens as more fully described in the Postpetition Loan Agreement), without any further action by Debtors or Postpetition Agent and without the execution, filing or recordation of any financing statements, security agreements, mortgages or other documents or instruments; (3) shall be senior to any security interest or lien which is avoided and preserved under Code Section 551; and (4) shall remain in full force and effect notwithstanding any subsequent conversion or dismissal of the Cases. Notwithstanding the foregoing, Debtors are authorized and directed to execute and deliver to Postpetition Agent such financing statements, mortgages, instruments and other documents as Postpetition Agent may deem necessary or desirable from time to time.

            (d) Postpetition Facility Fee. Postpetition Charges shall include a $700,000 postpetition facility fee payable to the Postpetition Lender and a $100,000 postpetition agent fee payable to Postpetition Agent, which are fully earned and non-refundable upon entry of this Order. These fees shall be in addition to the Interim Tranche A Facility Fee (as defined in the Final Cash Collateral Order).

            (e) Guarantors and Non-Debtor Affiliates. The Guaranty and related security documents shall remain in full force and effect notwithstanding the entry of this Order and any subsequent orders amending this Order or otherwise providing for the use of Cash Collateral consented to by Prepetition Lenders or Postpetition Lender pursuant to Code Section 363 or Letter of Credit Accommodations provided by Prepetition Agent and Prepetition Lenders and additional financing provided by Postpetition Lender pursuant to Code Section
364. Each Guarantor shall be and shall remain liable for the guaranteed obligations under the Guaranty provided such Guarantor was liable for the Prepetition Debt as of the Filing Date. Each Guarantor shall be liable for the Postpetition Debt under the Guaranty. Debtors are hereby authorized and directed to immediately cause each Guarantor to reaffirm the Guaranty and related security documents in form and substance satisfactory to Prepetition Agent, Postpetition Agent, and Postpetition Lender, including confirmation of such Guarantor's obligations to guaranty repayment in full of all Aggregate Debt and waiver by


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each Guarantor of any defenses and counterclaims relating to the Guaranty and related security documents. Debtors are further authorized and directed to immediately cause each non-Debtor affiliate to guaranty the Postpetition Obligations and enter into such other Postpetition Documents as may be deemed necessary or desirable by Postpetition Agent and Postpetition Lender. With respect to each Guarantor and non-Debtor affiliate, Prepetition Agent and Postpetition Agent shall have the right to apply any and all proceeds received from such Guarantor and non-Debtor affiliate in accordance with the applicable loan documents; provided, however, that no marshaling shall be required. At Postpetition Lender's election, no Postpetition Debt shall be incurred, and no Cash Collateral shall be used, and at Prepetition Agent's election, no Letter of Credit Accommodations shall be permitted, or Cash Collateral used, hereunder in each case until each Guarantor and non-Debtor affiliate has affirmed its obligations as stated above. Nothing herein shall restrict or otherwise impair Prepetition Agent's, Prepetition Lenders', Postpetition Agent's, and Postpetition Lender's rights to require new and/or amended guarantees from any non-Debtor.

            (f) Prepetition Intercreditor Agreements. Amendment Number Ten To Loan Agreement does and shall be deemed to validly and effectively amend the Prepetition Loan Agreement and, together with the Prepetition Loan Agreement, does and shall constitute the Postpetition Loan Agreement, such that all parties to the Prepetition Loan Agreement shall be bound by such amendment and the Postpetition Loan Agreement. Debtors' obligations arising under or related to this Order (including the obligations in respect of Letter of Credit Accommodations, Postpetition Obligations, and other Postpetition Debt) are and shall be deemed included within the meaning of permitted "Revolver Obligations" as that term is defined in the Collateral Agency and Intercreditor Agreement and "Senior Lenders' Indebtedness" as that term is defined in the Subordination and Intercreditor Agreement. For purposes of the Collateral Agency and Intercreditor Agreement, (A) the use of Cash Collateral pursuant to, inter alia, Paragraphs 1 and 2 of this Order is and shall be deemed a supplement, renewal and/or extension of the Revolver Obligations and the Prepetition Loan Agreement and (B) the Letter of Credit Accommodations are and shall be deemed a refinancing, renewal, replacement and/or extension of the Tranche A Claims, and (C) the Postpetition Obligations are and shall be deemed a refinancing, renewal, replacement


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and/or extension of Tranche B Claims (as those terms are defined in the
Collateral Agency and Intercreditor Agreement). Subject to the terms of this Order, the Intercreditor Agreements shall remain in full force and effect and enforceable pursuant to Code Section 510(a).

            (g) Joint and Several Liability of Debtors. The obligations of each Debtor under this Order shall be joint and several. In furtherance of the foregoing, such joint and several obligations shall be in accordance with and as more fully described in Section 2.15 of the Prepetition Loan Agreement (excluding for purposes of this Order, Section 2.15(e) of the Prepetition Loan Agreement) and Section 2.15 of the Postpetition Loan Agreement (excluding for purposes of this Order, Section 2.15(e) of the Postpetition Loan Agreement). New Debtors also shall be jointly and severally liable for all obligations of the other Debtors under this Order.

            (h) Retention of Consultant. Pursuant to the Prepetition Documents, Prepetition Agent is entitled to retain a financial consultant selected by the Tranche A Lenders, in their sole discretion, to advise on such matters as Tranche A Lenders may request. Tranche A Lenders shall continue to have the right, in their discretion, to retain such consultant and the reasonable costs and expenses incurred after the Filing Date in respect of such engagement shall be included as Postpetition Charges to the extent allocable to the Postpetition Debt and as Allowable 506(b) Amounts to the extent allocable to the Prepetition Debt.

            (i) Maturity. The Prepetition Debt (except, with respect to the Tranche A Impaired Obligations only) and subject to the priority provisions of the Postpetition Loan Agreement, the Postpetition Debt, shall mature and be Indefeasibly Satisfied in full by Debtors on the Termination Date, subject to Paragraph 5(b), but in no event later than December 31, 2003.

            (j) Sales. Immediately upon the closing of any sale(s) or other dispositions of the Debtors' assets pursuant to 11 U.S.C. Section 363(b)(1), whether or not such sale(s) or other dispositions are of all or substantially all of the Debtors' assets, the entire proceeds of such sale(s) or other dispositions shall be applied in accordance with the priorities set forth in Paragraph 6(d) of this Order unless and to the extent there is a pending challenge in accordance with Paragraph 8(a) of this Order.

            4. Carveout Terms. With respect to the Carveout (i) the aggregate amount of the Carveout shall not exceed the lesser of (A) the aggregate monthly line item amounts provided in the Budget for non-ordinary course bankruptcy professional fees and expenses prior to the Termination Date and (B) the aggregate amount of such fees and expenses accrued or incurred prior to the Termination Date (whether or not then paid or invoiced) plus $500,000 (solely with respect to (B)) (the "CARVEOUT"), (ii) all prepetition retainers and any other property of the estate (other than property subject to an unavoidable lien in favor of Prepetition Agent, and other than de minimis property of the estate and proceeds of chapter 5 avoidance actions not available at the time of allowance of such professional fees and expenses) shall be used before any payments are made from proceeds of the Postpetition Debt or the Aggregate Collateral, (iii)Prepetition Agent and Postpetition Agent shall have the right but not the obligation to establish a reserve for the Carveout pursuant to the Prepetition and Postpetition Loan Agreements, (iv) upon the Termination Date, and with the exception of the accrued and unpaid Carveout for fees and expenses accrued or incurred prior to the Termination Date (whether or not then paid or invoiced) and the $500,000 portion of the Carve-Out, which Postpetition Lender has agreed to fund on or after the Termination Date, Postpetition Agent, Postpetition Lender, Prepetition Agent and Prepetition Lender shall have no obligation to fund (or allow Cash Collateral to be used to fund) any fees or expenses accrued prior to or after the Termination Date whether or not such fees and expenses were included in the Budget and (v) the Carveout shall not include, and no Aggregate Collateral may be used to pay, any fees or expenses incurred by any entity, including Debtors or the Committee and professionals retained by Debtors or the Committee, in connection with: (1) preventing, hindering or delaying Prepetition Agent's or Postpetition Agent's enforcement or realization upon any of the Aggregate Collateral once an Event of Default has occurred (other than services rendered in connection with contesting whether an Event of Default has occurred), (2) using or seeking to use Cash Collateral or selling any other Aggregate Collateral without the requisite consent of Prepetition Lenders and Postpetition Lender, (3) incurring indebtedness prohibited hereunder (including indebtedness pursuant to Code Section 364 that is not consented to by the Required Lenders and the Postpetition Lender) or (4) objecting to or contesting in any manner, or in raising any defenses to, the validity, extent, amount, perfection, priority or enforceability of the Aggregate Debt or any mortgages, liens or security interests with respect thereto or any other rights or interests of Prepetition Lenders or Postpetition Lender, or in asserting any claims or causes of action, including, without limitation, any actions under chapter 5 of the Code, against any of the Aggregate Collateral, Prepetition Lenders or Postpetition Lender; provided, however, that up to $75,000 of the Carveout may be used by counsel for the Committee to investigate (i) the validity, extent, amount, perfection, priority, or enforceability of the Prepetition Liens and Prepetition Debt; and (ii) the existence of any offsets, defenses, claims or counterclaims against the Prepetition Lenders. Nothing herein shall be construed as consent to the allowance of any fees, costs or expenses of the professionals retained by Debtors or the Committee or shall affect the rights of Prepetition Lenders and Postpetition Lender or any other party in interest to object to the allowance and payment of such fees, costs or expenses.

         5. Termination of Right to Use Cash Collateral And To Incur Postpetition Debt.

            (a) Termination Date. Unless extended by the Court upon the written agreement of Prepetition Agent, Postpetition Agent, Required Lenders and Postpetition Lender, this Order and Debtors' authorization to use Cash Collateral and incur Postpetition Debt pursuant to this Order will automatically terminate on the Termination Date without further notice or order of Court. Prior to the Termination Date, the Postpetition Lenders' obligation to fund Postpetition Obligations shall be governed by the terms of the Postpetition Documents, including, without limitation, the conditions precedent set forth in
Section 2.3B(c) of the Postpetition Loan Agreement. During the conduct of the hearing on any motion filed by Prepetition Agent or Prepetition Lenders alleging lack of adequate protection of the interests of any Prepetition Lender in the Aggregate Collateral or during the pendency of any Event of Default for which a Cure Period is applicable, neither Prepetition Agent nor Postpetition Agent shall have any obligation to consent to the use of Cash Collateral or to provide any Postpetition Debt.

            (b) Rights Upon Termination Date. Upon the Termination Date, without further notice or order of the Court, at the election of, respectively, Prepetition Agent or Postpetition Agent (at the direction of the Postpetition Lender): (1) the Prepetition Debt and Postpetition Debt shall be immediately due and payable; (2) Prepetition Agent and Postpetition Agent shall be entitled to apply or set off any cash in the possession or control of Prepetition Agent or Postpetition Agent to the Prepetition Debt and Postpetition Debt, as applicable, in accordance with Paragraph 6(d) of this Order, until such portion of the Aggregate Debt is Indefeasibly Satisfied (except, with respect to the Tranche A Impaired Obligations only); and (3) Debtors shall be prohibited from using any Cash Collateral for any purpose other than application to the Aggregate Debt in accordance with Paragraph 6(d) of this Order, until such Aggregate Debt is Indefeasibly Satisfied (except, with respect to the Tranche A Impaired Obligations only). Prepetition Agent or Postpetition Agent and Postpetition Lender, as applicable, shall provide written notice to the Debtor of such election promptly following such election. On the third business day after written notice from the Prepetition Agent or Postpetition Agent and Postpetition Lender, as applicable, that they believe that the Termination Date has occurred:
(1) at the election of Prepetition Agent and Postpetition Agent, respectively, without further order of the Court, Prepetition Agent and Postpetition Agent shall each have automatic and immediate relief from the automatic stay with respect to the Aggregate Collateral (without regard to the passage of time provided for in Fed. R. Bankr. P. 4001(a)(3)), and shall each be entitled to exercise all rights and remedies available under the Prepetition Documents, the Postpetition Documents and/or applicable nonbankruptcy law with respect to the Prepetition Collateral and Postpetition Collateral, as applicable (and the 10-day stay otherwise imposed by F.R.B.P. Rule 4001(a)(3) shall not be effective); and (2) Debtors shall be authorized and directed to surrender the Aggregate Collateral and to otherwise cooperate in order to assist Prepetition Agent and Postpetition Agent in the exercise of such rights and remedies (provided, however, that during the three (3) business day period following the notice of the alleged Termination Date, Debtors shall have the right to obtain an order of this Court determining that the alleged Termination Date has not occurred, but that during such three (3) business day period, Debtors may not use Cash Collateral unless such use is agreed to in writing by Prepetition Agent, Required Lenders, Postpetition Agent and Postpetition Lender, and Debtors shall have no right to incur Postpetition Debt); provided further, however, that in connection with any attempt by any Debtor to seek to use Cash Collateral after the Termination Date, such use shall be (x) prohibited or conditioned as is necessary to provide adequate protection of Prepetition Lenders' interests in the Aggregate Collateral and Aggregate Liens, including the value thereof as of the Filing Date and taking into account all Collateral Usage since the Filing Date and (y) prohibited, unless, at the time of each use, the Debtors are in strict compliance with the Borrowing Base Covenant. Notwithstanding anything herein to the contrary, in the event any Debtor seeks to use Cash Collateral without consent of the Prepetition Lenders after the Termination Date, Prepetition Lenders reserve the right to dispute the extent of such Debtor's asserted interest in such Cash Collateral. Upon and after the Termination Date, at the request of the Postpetition Lender, the Postpetition Agent on behalf of the Lender Group and the Prepetition Agent may:

         (a) enter upon, occupy and use any premises owned or leased by Debtors, for the purpose of liquidating the Aggregate Collateral, and applying the proceeds in reduction of the Obligations;

         (b) use any and all equipment, fixtures, processes, trademarks, tradenames, copyrights, licenses, patents or any other property in the possession of or used by the Debtors which is owned by or subject to a senior lien or lease of any third party; and

         (c) use, apply and affix any trademark, copyright, tradename, logo or the like in connection with the manufacture and sale of any of any Debtors' inventory on a royalty free, non-exclusive irrevocable basis.

         6. Adequate Protection of Interests of Prepetition Lenders in the Aggregate Collateral and the Aggregate Liens; Adequate Protection of Interests of PIK/Term Lenders in the PIK/Term Collateral and the PIK/Term Liens. As adequate protection of the interests of Prepetition Lenders in the Aggregate Collateral and the Aggregate Liens; and as adequate protection of the interests of the PIK/Term Lenders in the PIK/Term Collateral and the PIK/Term Liens for, inter alia, the imposition of the automatic stay, the use by the Debtors of the Cash Collateral, and the incurrence of Postpetition Debt:

            (a) Priority of Prepetition Liens/Allowance of Prepetition Lenders' Claims. Subject to the reservation of rights set forth in Paragraph 8(a) of this
Order: (1) the Prepetition Liens shall constitute First Priority Liens, subject only to Permitted Liens and shall be senior to and shall otherwise have priority relating to the Postpetition Liens as set forth in the Postpetition Loan Agreement; (2) the Prepetition Debt constitutes the legal, valid and binding obligations of Debtors, enforceable in accordance with the terms of the Prepetition Documents;
(3) no offsets, defenses or counterclaims to the Prepetition Debt exist, and no portion of the Prepetition Debt is subject to avoidance or subordination pursuant to the Code or applicable nonbankruptcy law; and (4) Prepetition Lenders' claims with respect to the Prepetition Debt shall for all purposes constitute an allowed secured claim within the meaning of Code Section 506 in an amount not less than the aggregate amount of Prepetition Debt. Subject to the rights of third parties in Paragraph 8(a) below, effective upon entry of this Order each Debtor shall be deemed to have waived and released any and all claims and causes of action it has or may have against Prepetition Agent, Prepetition Lenders or the Aggregate Collateral as more fully set forth in Paragraph C above. In the event that any portion of the Prepetition Liens, as a result of a challenge under Paragraph 8(a) of this Order, do not constitute First Priority Liens, then to such extent the Postpetition Liens in favor of the Postpetition Agent to secure the Postpetition Obligations shall nonetheless constitute First Priority Liens, and, to such extent, any subordination (whether of payment or priority) of the Postpetition Obligations to the Prepetition Obligations shall be null and void, whether such subordination arose under this Order, in any of the Prepetition Documents or the Postpetition Documents.

            (b) Replacement Liens; PIK/Term Replacement Liens. Subject to the reservation of rights set forth in Paragraph 8(a) of this Order: Prepetition Agent and Prepetition Lenders are hereby granted the Replacement Liens for the Carveout and as adequate protection of the Prepetition Lenders' interest in the Aggregate Liens and Aggregate Collateral, including the value of such interests as of the Filing Date and taking into account all Collateral Usage since the Filing Date. The Replacement Liens: (1) are and shall be in addition to the Prepetition Liens; (2) are and shall be First Priority Liens, shall be senior to and shall otherwise have priority relating to Postpetition Liens as described in the Postpetition Loan Agreement and shall be subject to Permitted Liens, that are properly perfected, valid and enforceable without any further action by Debtors or Prepetition Lenders and without the execution, filing or recordation of any financing statements, security agreements, mortgages or other documents or instruments; and (3) shall remain in full force and effect notwithstanding any subsequent conversion or dismissal of the Cases. Notwithstanding the foregoing, Debtors are authorized and directed to execute and deliver to Prepetition Agent such financing statements, mortgages, instruments and other documents as Prepetition Agent may deem necessary or desirable from time to time. The PIK/Term Agent and PIK/Term Lenders are hereby granted the PIK/Term Replacement Liens as adequate protection for the diminution of value of PIK/Term Lenders' interests in the PIK/Term Collateral resulting from the Debtors' use after the Filing Date, if any. The PIK/Term Replacement
Liens: (1) are and shall be in addition to the PIK/Term Liens; (2) are and shall be Junior Priority Liens on all assets currently encumbered by the Replacement Liens, that are properly perfected, valid and enforceable without any further action by Debtors or PIK/Term Lenders and without the execution, filing or recordation of any financing statements, security agreements, mortgages or other documents or instruments; and (3) shall remain in full force and effect notwithstanding any subsequent conversion or dismissal of the Cases. Notwithstanding the foregoing, Debtors are authorized and directed to execute and deliver to PIK/Term Agent such financing statements, mortgages, instruments and other documents as PIK/Term Agent may reasonably deem necessary from time to time. All PIK/Term Replacement Liens shall also be subject to the terms of the Collateral Agency and Intercreditor Agreement. For the avoidance of doubt, the PIK/Term Replacement Liens shall be junior to the Postpetition Liens securing the Postpetition Obligations.

            (c) Allowed Code Section 507(b) Claim. Subject to Paragraph 4 of this Order and subject to Paragraph 8(e) of this Order, if and to the extent the adequate protection of the interests of Prepetition Lenders in the Aggregate Collateral granted to Prepetition Lenders pursuant to this Order proves insufficient to protect the value of such interests in the Aggregate Collateral as of the Filing Date (including by reason of the Carveout), Prepetition Lenders shall have an allowed superpriority claim under Code Section 507(b), subject to the Carveout, in the amount of any such insufficiency, with priority over: (1) all costs and expenses of administration of the Cases (including Postpetition Agent's and Postpetition Lender's claims under Code Section 364) that are incurred under any provision of the Code, including Code Sections 364, 503(b), 506(c), 507(a), or 552(b); and (2) the claims of any other party in interest under Code Section 507(b), including the allowed Code Section 507(b) claim of PIK/Term Lenders; provided, however, repayment of such Section 507(b) claims among the Prepetition Lenders shall be subject to the priority provisions of the Prepetition Loan Documents. If and to the extent the adequate protection of the interests of PIK/Term Lenders in the PIK/Term Collateral granted to PIK/Term Lenders pursuant to this Order proves insufficient, the PIK/Term Lenders shall have an allowed superpriority claim under Code Section 507(b), subject to the Carveout, in the amount of any such insufficiency, subordinate in right of payment of any Code Section 507(b) claim of Prepetition Lenders and Postpetition Lender and Postpetition Agent's claims under Code
Section 364.

            (d) Application of Cash Collateral. Subject to Debtors' rights hereunder to use Cash Collateral and incur Postpetition Debt, and subject to Debtors' rights under Paragraph 5(b) of this Order, Postpetition Agent, at its election, is authorized to apply all Cash Collateral now or hereafter coming into Postpetition Agent's possession or control as follows subject to the priority provisions of the Postpetition Loan Agreement: (1) first, to payment in Indefeasible Satisfaction of Postpetition Debt consisting of Postpetition Charges in respect of Letter of Credit Accommodations; and (2) second, upon the Termination Date, to payment in Indefeasible Satisfaction of Prepetition Debt consisting of allowed or allowable secured claims (except, with respect to Tranche A Impaired Obligations only), including Allowable 506(b) Amounts, in accordance with the priorities set forth in the Prepetition Documents and the Intercreditor Agreements, and (3) third, upon the Termination Date, to payment in Indefeasible Satisfaction of other Postpetition Debt and Postpetition Obligations. All such applications to Postpetition Charges (except as to the reasonableness of third-party costs and expenses included in Postpetition Charges) shall be final and not subject to challenge by any person, including any Trustee.

            (e) Prohibition Against Use of Cash Collateral. Except as permitted hereby or, subject to Paragraph 5(b), as otherwise ordered by the Court, Debtors will not use Cash Collateral, unless, in addition to the satisfaction of all requirements of Code Section 363 for the use of such Cash Collateral, Prepetition Agent, Required Lenders, Postpetition Agent, and Postpetition Lender have consented to such order.

            (f) Prohibition Against Additional Debt. Debtors will not incur or seek to incur debt (other than the Postpetition Debt up to the limits described in Paragraph 3(b)(i) hereof) secured by a lien which is equal to or superior to the Aggregate Liens, or which is given superpriority administrative expense status under Code Section 364(c)(1)), unless, in addition to the satisfaction of all requirements of Code Section 364 for the incurrence of such debt Postpetition Agent, Postpetition Lender, Prepetition Agent, and Required Lenders have consented to such order.

            (g) No Surcharge. Debtors represent that the Budget reflects Debtors' good faith business judgment as to all expenses that are reasonable and necessary for the operation of their businesses, including all expenses that are reasonable and necessary to preserve the value of the Aggregate Collateral, through the period set forth in the Budget. Prepetition Lenders, Postpetition Lender and PIK/Term Lenders have agreed to the entry of this Order in reliance on the representation by Debtors that the Budget includes all items that are reasonable and necessary to preserve the value of the Aggregate Collateral and therefore includes all items, in Debtors' good faith business judgment, that are potentially chargeable to Prepetition Lenders, Postpetition Lender, PIK/Term Lenders or the Aggregate Collateral under Code Section 506(c). Debtors agree that the Budget also includes, in Debtors' good faith business judgment, items that are not chargeable to Prepetition Agent, Prepetition Lenders, Postpetition Agent, Postpetition Lender, PIK/Term Lenders or the Aggregate Collateral under Code Section 506(c). In the exercise of their business judgments, and in consideration of the consent of Prepetition Lenders, Postpetition Lender and PIK/Term Lenders to the use of Cash Collateral to pay both the items which are, and which are not, chargeable to the Aggregate Collateral, Debtors agree that, effective upon entry of this Order, there shall be no further surcharge of the Aggregate Collateral for any purpose, unless agreed to by Required Lenders and the Postpetition Lender. Therefore, at no time during the Cases shall the surcharge provisions of Code Section 506(c) or the enhancement of collateral provisions of Code Section 552 be imposed upon Prepetition Lenders, Postpetition Lender, PIK/Term Lenders or any of the Aggregate Collateral or PIK/Term Collateral for the benefit of any party in interest, including Debtors, any of Debtors' professionals, the Committee, any of the Committee's professionals, or any Trustee. Upon entry of this Order, Debtors shall mail notice of the terms of this

Paragraph 6(g) to their creditors. Notwithstanding the foregoing, this Paragraph 6(g) shall be without prejudice to the rights of the Debtors' estates under Code
Section 506(c) for any administrative expenses first incurred after the Termination Date and for any expenses included in the Budget, which expenses are incurred but unpaid prior to the Termination Date, provided that the Prepetition Agent, Prepetition Lenders, Postpetition Agent, Postpetition Lender and the PIK/Term Lenders retain the right to contest any such 506(c) charges asserted.

            (h) Right to Credit Bid. In all events, pursuant to Code Section 363(k), Prepetition Agent and Postpetition Agent shall, in the case of Postpetition Agent with respect to Postpetition Debt with the consent of the Postpetition Lender, have the right to use the Aggregate Debt (if any) to credit bid with respect to any bulk or piecemeal sale of all or any portion of the Aggregate Collateral to the extent such Aggregate Collateral secures an allowed claim at such time and with respect to such claim there is not then pending a timely objection as permitted by Paragraph 8(a) below. With Postpetition Lender's consent, such credit bid may take the form of a combined credit bid by Prepetition Agent and Postpetition Agent utilizing both Prepetition Debt and Postpetition Debt in the order of priority of such Prepetition Debt and Postpetition Debt.

            (i) Waiver of Right to Return/Consent to Setoff. Debtors hereby waive their rights, absent the written consent of Prepetition Agent and Postpetition Agent: (1) to return any of the Aggregate Collateral pursuant to Code Section 546(g); and (2) to consent to setoff pursuant to Code Section 553.

            (j) Indemnification. Prepetition Lenders reserve all rights of indemnification pursuant to the terms of the Prepetition Loan Documents. Postpetition Agent and Postpetition Lender reserve all rights of indemnification pursuant to the terms of the Postpetition Documents.

            (k) No Marshaling. None of Prepetition Agent, Prepetition Lenders, Postpetition Agent, Postpetition Lender or any of the Aggregate Collateral shall be subject to the doctrine of marshaling. None of PIK/Term Agent, PIK/Term Lenders or any of the PIK/Term Collateral shall be subject to the doctrine of marshaling.

            (l) Limited Rights of PIK/Term Lenders. Except for the provisions of this Order granting adequate protection rights and remedies for the PIK/Term Lenders, nothing herein shall give the PIK/Term Lenders the right to participate in the Postpetition Agent's administration of the Debtors' requests to use Cash Collateral or obtain Postpetition Debt. Upon the occurrence of an Event of Default hereunder, Postpetition Lender shall independently have the right to assert such Event of Default and Required Lenders shall independently have the right to assert such Event of Default, and any waiver of such Event of Default shall require the consent of the Required Lenders and the Postpetition Lender.

            (m) Assignment of Prepetition Debt and Postpetition Debt. The rights and benefits of this Order shall inure to the benefit of any assignee of any Prepetition Lender or Postpetition Lender as permitted under the Prepetition Loan Agreement, the Postpetition Loan Agreement and applicable law, including any affiliate of any Prepetition Lender or Postpetition Lender, regardless of whether such party also is at any time a proposed purchaser of any of the Aggregate Collateral. For the avoidance of doubt, no consent of any Debtor or further court order shall be required for such assignment to be effective.

            (n) Break-Up Fee. To secure the Debtors' obligations to pay the Break-Up Fee (as defined in the Postpetition Loan Agreement) to the Icahn Plan Sponsor, the Icahn Plan Sponsor is hereby granted Postpetition Liens in all Aggregate Collateral, such Postpetition Liens to be pari passu in priority with the Postpetition Liens securing the Postpetition Obligations, except that (i) to the extent that a third party is not entitled to the return of its deposit made by it under the bidding procedures order, then the Icahn Plan Sponsor shall have a lien therein which lien has priority over any and all liens whatsoever and
(ii) notwithstanding anything in this Order, any other order, or any agreement to the contrary, and notwithstanding any other claims or lien rights or priorities whatsoever, if and to the extent Debtors are authorized to use Cash Collateral pursuant to Paragraph 1 hereof, including the requirements of clause 1(d), then immediately following the time that the Break-Up fee becomes due and owing (whether or not Cash Collateral Availability is the result of a Borrowing under the Postpetition Loan Agreement) and prior to the payment of any other Budget expenses, the Debtors shall immediately pay the Icahn Plan Sponsor and the Debtors are hereby ordered to deliver such Cash Collateral to the Icahn Plan Sponsor for application, in whole or in part, to the Debtors' obligation to pay the Break-Up Fee. The Icahn Plan Sponsor's right to payment of the Break-Up Fee shall be secured by a lien and security interest (which are granted hereby) on the Aggregate Collateral with priority junior and subordinate to the Prepetition Liens and the Postpetition Liens securing Letter of Credit Accommodations and any Cash Management Liabilities, pari passu with the Postpetition Liens securing the Postpetition Obligations, but senior to any other liens, including without limitation, other prepetition liens, other Postpetition Liens and any other liens granted pursuant to Code Section 364 after the date hereof.

         7. Miscellaneous Provisions.

            (a) Notice of and Objections to Allowable 506(b) Amounts. As additional adequate protection hereunder, the Debtors shall remit to Prepetition Agent, subject to Cash Collateral Availability, payment of Allowable 506(b) Amounts to be held and applied by Prepetition Agent in accordance with the Prepetition Documents. Prepetition Agent shall provide Debtors' counsel, counsel for any Committee, counsel for PIK/Term Agent, as applicable, and the United States Trustee with copies of all invoices (edited to delete any attorney-client or other confidential information) with respect to the attorneys' fees and related costs and expenses and all third party fees, costs and expenses asserted as Allowable 506(b) Amounts. Any such party may object to the reasonableness of any such fees, costs and expenses. However, any such objection shall be forever waived and barred unless, within twenty (20) days of receipt of the invoice to which the objection relates: (1) the objection is filed with the Court and served upon Prepetition Agent; and (2) the objection describes with particularity the items or categories of fees, costs and expenses that are the subject of the objection and provides the specific basis of the objection to each such item or category of fees, costs and expenses. Any hearing on an objection to such fees, costs and expenses set forth on any invoice shall be limited to the reasonableness or necessity of the particular items or categories of the fees, costs and expenses which are the subject of such objection. The disallowance of any such fees and expenses shall not affect Prepetition Agent's right to collect such amounts from any person or entity other than Debtors.

            (b) Force and Effect of Prepetition Documents; Modification to Budget. All Letter of Credit Accommodations shall be governed by the terms of this Order and the Prepetition Loan Documents with respect to Tranche A Letters of Credit. Except as modified herein and subject to the other provisions of this Order (including, without limitation, Paragraph 8(a) hereof) and the Code, the Prepetition Loan Documents, and the terms and provisions thereof, shall remain in full force and effect with respect to the Prepetition Debt. To the extent there exists any conflict among (i) the Motions, the Prepetition Documents, the Postpetition Documents and the Intercreditor Agreements and (ii) the terms of this Order, this Order shall govern and control. Debtors, with the consent of Postpetition Agent and Postpetition Lender, are authorized to execute and deliver amendments or modifications to the Budget without further approval of the Court; provided that such amendments or modifications shall be made with prior notice to each of the Committee and the PIK/Term Lenders.

            (c) Modification of Stay. The automatic stay of Code Section 362 is hereby modified with respect to Agent to the extent necessary to effectuate the provisions of this Order, including, after the Termination Date, to permit Prepetition Agent and Postpetition Agent to exercise their rights contemplated by Paragraph 5(b) above.

            (d) Financial Information and Access. Debtors are hereby directed to deliver to Prepetition Agent, Postpetition Agent, Postpetition Lender, PIK/Term Agent and the Committee such financial and other information concerning the businesses and affairs of Debtors and any of the Aggregate Collateral and PIK/Term Collateral as may be required pursuant to the Prepetition Documents, the Postpetition Documents, the PIK/Term Credit Agreement or other applicable prepetition documents, postpetition documents and/or as Prepetition Agent, Postpetition Agent, Postpetition Lender, or PIK/Term Agent, as applicable, shall reasonably request from time to time. Debtors are also directed to allow Prepetition Agent, Postpetition Agent, Postpetition Lender, PIK/Term Agent and the Committee reasonable access to the premises for the purpose of enabling Prepetition Agent, Postpetition Agent, Postpetition Lender and PIK/Term Agent to inspect and audit the Aggregate Collateral and Debtors' books and records. Such access for such purpose shall be permitted during normal business hours and upon forty-eight hours' notice or such shorter notice as may be provided in the Prepetition Documents, the Postpetition Documents or the applicable Secured PIK/Term Lender prepetition documents.

            (e) Insurance. Debtors are directed to deliver to Agent and the Committee evidence, reasonably satisfactory to Postpetition Agent and Prepetition Agent, that the Aggregate Collateral is insured as required by the Prepetition Documents and the Postpetition Documents.

            (f) No Waiver. Except as expressly contemplated herein with respect to the use of Cash Collateral, this Order shall not constitute a waiver by Prepetition Lenders of any of their rights under the Prepetition Documents, the Code or other applicable law, including without limitation: (1) its right to later assert that, notwithstanding the terms and provisions of this Order, any of their interests in the Aggregate Collateral lack adequate protection within the meaning of Code Sections 362(d) or 363(e) or any other provision thereof; or
(2) its right to later assert a claim under Code Section 507(b). The failure by Prepetition Lenders or Postpetition Lender, at any time or times hereafter, to require strict performance by Debtors (or by any Trustee) of any provision of this Order shall not waive, affect or diminish any right of Prepetition Lenders or Postpetition Lender thereafter to demand strict compliance and performance therewith. No delay on the part of Prepetition Lenders or Postpetition Lender in the exercise of any right or remedy under this Order shall preclude any other or further exercise of any right or remedy. Except as expressly provided in this Order, neither Prepetition Lenders nor Postpetition Lender shall be deemed to have suspended or waived any of their rights or remedies unless such suspension or waiver is in writing, signed by a duly authorized officer of Prepetition Agent or Postpetition Agent (as applicable) and directed to Debtors.

            (g) "Responsible Person." By accepting the Budget submitted to it by Debtors and by taking any other actions pursuant to this Order, none of the Prepetition Lenders or Postpetition Lender shall: (1) be deemed to be in control of the operations or liquidation of Debtors; or (2) be deemed to be acting as a "responsible person" with respect to the operation, management or liquidation of Debtors. By accepting the Budget submitted to it by Debtors and by taking any other actions pursuant to this Order, neither PIK/Term Lenders nor PIK/Term Agent shall: (1) be deemed to be in control of the operations or liquidation of Debtors; or (2) be deemed to be acting as a "responsible person" with respect to the operation, management or liquidation of Debtors.

            (h) Master Proof of Claim. The stipulations and findings set forth in this Order with respect to the Prepetition Debt shall constitute an informal proof of claim in respect thereof. Notwithstanding the foregoing, Prepetition Agent is authorized (but not obligated) to file a single master proof of claim in the Case of Philip Services Corporation on behalf of itself and the Prepetition Lenders on account of their claims arising under the Prepetition Documents and hereunder (the "Master Proof of Claim"). The Master Proof of Claim shall be deemed filed as a claim against each of the Debtors in each Case notwithstanding any subsequent order of Court concerning proof of claim filing requirements. The claims of Prepetition Agent and Prepetition Lenders as set forth in the Master Proof of Claim shall be allowed or disallowed as if each such entity had filed a separate proof of claim in each Case in the amounts set forth in the Master Proof of Claim.

            (i) Exculpation. By consenting to the terms of this Order and by taking any action permitted or required pursuant to the terms hereof, none of Prepetition Agent, Postpetition Agent, or any of Prepetition Lenders or Postpetition Lender shall be deemed in breach of, nor incur any additional obligation or liability to any party under, the Intercreditor Agreements or the Prepetition Loan Documents. By consenting to the terms of this Order and by taking any action permitted or required pursuant to the terms hereof, none of PIK/Term Agent or any PIK/Term Lenders shall be deemed in breach of, nor incur any additional obligation or liability to any party under, the Intercreditor Agreements or the PIK/Term Documents.

         8. Binding Effect.

            (a) Stipulations and Findings. The stipulations and findings contained in this Order, including Paragraphs C and D and the provisions of Paragraph 6(a), shall be binding on all parties in interest in these Cases and their respective successors and assigns, including any Trustee, subject only to the right of any Committee or any other party in interest other than the Debtors (subject, however, to the terms of the Intercreditor Agreements to the contrary) to file and serve an appropriate pleading objecting to such stipulations and findings (other than as relate, in any way, to the Postpetition Obligations) on or before August 31, 2003; provided, however, that with respect to the assertions of claims and causes of action regarding the release provided in Paragraph C and Paragraph 6(a) above, the Committee or any other party in interest other than the Debtors shall file and serve an appropriate pleading objecting to such release on or before the earlier of (i) the day preceding the day upon which all or substantially all of the Aggregate Collateral is sold and
(ii) September 15, 2003. In furtherance of the foregoing, the release provided in Paragraph C and Paragraph 6(a) above shall not be effective with respect to any claim or cause of action timely brought by the Committee in accordance with this Paragraph 8(a). (For the avoidance of doubt, nothing in this Section 8(a) shall affect or impair the last sentence of Section 6(a) with respect to the priority of the Postpetition Liens). For the avoidance of doubt, neither the Committee nor any other party-in-interest or person or entity shall have any right to challenge the validity, perfection, or priority of the Postpetition Liens securing the Postpetition Obligations.

            (b) Order. Except as provided in Paragraph 8(a) herein, this Order shall be binding on all parties in interest in these Cases and their respective successors and assigns, including any Trustee, except that any Trustee shall have the right to terminate this Order after notice and a hearing. If, in accordance with Code Section 364(e), this Order does not become a final nonappealable order, if a Trustee terminates this Order, or if any of the provisions of the Order are hereafter modified, amended, vacated or stayed by subsequent order of this Court or any other court, such termination or subsequent order shall not effect (a) the stipulations and findings contained in Paragraphs C and D of this Order (and the rights of the Committee to challenge such stipulations and findings as provided in Paragraph 8(a)); and (b) the priority, validity, enforceability or effectiveness of any lien, security interests or any other benefit or claim authorized hereby with respect to any Cash Collateral used or Postpetition Debt incurred prior to the effective date of such termination or subsequent order. All such liens, security interests, claims and other benefits shall be governed in all respects by the original provisions of this Order, and Prepetition Lenders, Postpetition Lender and PIK/Term Lenders shall be entitled to all the rights, remedies, privileges and benefits, including the liens and priorities granted herein, with respect to the use of Cash Collateral and the Postpetition Debt. Except as otherwise explicitly set forth in this Order, no third party is intended to be, or shall be deemed to be, a third party beneficiary of this Order. None of the Postpetition Documents, nor any provision thereof, nor any Postpetition Obligations arising hereunder or thereunder or other transfers made by or on behalf of the Debtors on account of the Postpetition Obligations, and nothing authorized by this Order, shall be void or voidable or recoverable from Postpetition Agent or the Postpetition Lender under any Code sections including, without limitation, Sections 544, 548 or 549, or any applicable state law concerning fraudulent transfers. This Order shall constitute findings of fact and conclusions of law pursuant to Fed. R. Bankr. P. 4052 and shall take effect and be fully enforceable as of the Filing Date.

            (c) Survival. The provisions of this Order, and any actions taken pursuant to or in reliance upon the terms hereof, shall survive entry of, and govern in the event of any conflict with, any order which may be entered in these Cases: (1) confirming any chapter 11 plan; (2) converting one or more of these Cases to one or more cases under chapter 7; or (3) dismissing one or more of these Cases. The terms and provisions of this Order, including the rights granted Postpetition Agent and Postpetition Lender under Code Sections 364(c) and (d), shall continue in full force and effect until all of the Aggregate Debt and other Aggregate Obligations (except with respect to the Tranche A Impaired Obligations only are Indefeasibly Satisfied in full.

            (d) Canadian Court Assistance. This Court requests the aid and recognition of any court or any judicial, regulatory or administrative body in any province or territory of Canada to act in aid of and to be complementary to this Court in carrying out the terms of this order and all such courts and bodies are hereby respectfully requested to make such orders and grant such relief as may from time to time be requested by or consented to by Prepetition Agent, Postpetition Agent or PIK/Term Agent to facilitate, approve or implement this Order.

                                   Issued August 4, 2003.

                                   /s/ Wesley W. Steen

                                   United States Bankruptcy Judge

                                    EXHIBIT A

                                  DEFINED TERMS

         1. AGGREGATE COLLATERAL. Collectively, the Prepetition Collateral and the Postpetition Collateral.

         2. AGGREGATE DEBT. Collectively, the Prepetition Debt and the Postpetition Debt. For the avoidance of doubt, the term Aggregate Debt does not include any PIK/Term Debt.

         3. AGGREGATE LIENS. Collectively, the Prepetition Liens, the Replacement Liens, and the Postpetition Liens. For the avoidance of doubt, the term Aggregate Liens does not include any PIK/Term Liens.

         4. AGGREGATE OBLIGATIONS. The Prepetition Obligations and the Postpetition Obligations.

         5. ALLOWABLE 506(b) AMOUNTS. Subject to Paragraph 8(a) of the Order, all fees, costs, expenses, interest at the default interest rate and other charges due or coming due under the Prepetition Documents with respect to the Prepetition Debt (regardless of whether such fees, costs, interest and other charges are included in the Budget) to the extent allowable under Code Section 506(b), or, with respect to the Tranche A Obligations, as provided for in the last sentence of Paragraph 1 of this Order, including all reasonable out-of-pocket filing and recording fees, reasonable attorneys' and paralegals' fees and expenses, external and internal audit fees and expenses, closing fees, unused facility fees, letter of credit fees, and all other costs and expenses incurred by Prepetition Lenders under the Prepetition Documents with respect to the Prepetition Debt, including such fees, costs and charges incurred in connection with: (a) the negotiation, preparation and submission of this Order and any other order or document related hereto; and (b) the representation of Prepetition Lenders in and in connection with these Cases. Amounts included as Postpetition Charges shall not be included as Allowable 506(b) Amounts. Allowable 506(b) Amounts shall not include legal fees incurred in connection with actions by Prepetition Lenders other than in their capacity as lenders with respect to any portion of the Aggregate Debt. All Allowable 506(b) Amounts, including without limitation attorneys' fees and expenses, shall be submitted to Debtors, the PIK/Term Lenders and the Committee in sufficient detail to allow for meaningful review. Any objections to the Allowable 506(b) Amounts shall be resolved by the Court. Notwithstanding any other provisions of the Order to the contrary, to the extent that Allowable 506(b) Amounts are paid to Prepetition Lenders in an amount in excess of the extent to which the value of the Prepetition Collateral exceeds the Prepetition Debt, such application of Cash Collateral shall be reversed and reapplied in such a fashion as to be consistent with Code Section 506(b).

         6. AUTHORIZED ACCOUNT(s). One or more accounts as authorized pursuant to Section 2.8 of the Prepetition Loan Agreement.

         7. BONDING LIEN INTERCREDITOR AGREEMENT. That certain Bonding Lien Intercreditor Agreement dated as of March 31, 2000, by and among Agent, Foothill Capital Corporation, as collateral agent for the PIK/Term Lenders, Debtors and London Guarantee Insurance Company, for an on behalf of itself and certain other entities, as amended, modified and supplemented from time to time.

         8. BORROWING BASE. The Borrowing Base, as that term is defined in the Prepetition Loan Agreement.

         9. BORROWING BASE COVENANT. The Borrowing Base (plus any cash held by Prepetition Agent to secure the Tranche A Obligations) shall exceed the extant Tranche A Obligations (plus accrued and unpaid Allowable 506(b) Amounts with respect thereto) by not less than $6,750,000, after giving effect to each use of Cash Collateral.

         10. BUDGET. Subject to the definition of "Allowed Budget" in the Postpetition Loan Agreement, the budget attached to this Order as Exhibit B, prepared by Debtors and Jefferies & Company, Inc. for the period commencing on the Filing Date and ending on December 31, 2003, detailing weekly receipts, disbursements, cash flow, and availability, which budget shall be subject to periodic adjustments as are acceptable and approved in writing by Postpetition Lender and Required Lenders without further court order but subject to the provisions of this Order.

         11. BUSINESS DAY. Any Business Day, as that term is defined in the Prepetition Loan Agreement or Postpetition Loan Agreement, as applicable.

         12. CARVEOUT. For the purposes of enabling Debtors' estates to pay allowed fees and disbursements of non-ordinary course professionals as may be awarded from time to time pursuant to Code Section 330, the aggregate amount set forth in Paragraph 4 of this Order and the Budget; provided, however, that the Carveout may be used only subject to the terms and provisions of Paragraph 4 of this Order.

         13. CASES. These chapter 11 cases or any superseding chapter 7 cases of Debtors.

         14. CASH COLLATERAL. All "cash collateral," as that term is defined in Code Section 363(a), in which Prepetition Lenders, Postpetition Lender or the PIK/Term Lenders have an interest, all deposits subject to setoff rights in favor of Prepetition Lenders or Postpetition Lender, and all cash arising from the collection or other conversion to cash of the Aggregate Collateral, including from the sale of inventory and the collection of accounts receivable. For the avoidance of doubt, Cash Collateral includes any cash collateral held by Prepetition Agent as of the Filing Date, held as collateral for the then extant Tranche A Letters of Credit issued under the Prepetition Loan Agreement.

         15. CASH COLLATERAL AVAILABILITY. As calculated in accordance with the Budget, the sum of (a) the Borrowing Base, minus (b) the extant Tranche A Obligations (plus accrued and unpaid Allowable 506(b) Amounts with respect thereto), minus (c) the extant

Tranche B-Prime Usage (plus accrued and unpaid Allowable 506(b) Amounts with respect thereto), plus (d) the applicable Cash Collateral Overformula Amount (per the Budget) for such week, plus (e) the Cumulative Net Operating Cash (if positive) as calculated in accordance with the Budget, less (f) $6,771,000.

         16. CASH COLLATERAL OVERFORMULA AMOUNT. As described on the Budget for each week, the amount of projected, negative borrowing availability resulting from the use of Cash Collateral and other diminution in Aggregate Collateral included in the Borrowing Base during the period from the Filing Date to the end of such week. The Cash Collateral Overformula Amount stated on the Budget shall be fixed during the term hereof unless otherwise agreed to in writing by the Postpetition Lender and Required Lenders.

         17. CODE. The United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended, and any successor statute. Unless otherwise indicated, all statutory section references in this Order are to the Code.

         18. COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT. That certain Collateral Agency and Intercreditor Agreement dated as of March 31, 2000, by and among, inter alia, Debtors, Agent, Canadian Imperial Bank of Commerce, as agent for the PIK/Term Lenders and Foothill Capital Corporation, as collateral agent for the PIK/Term Lenders, as amended, modified and supplemented from time to time.

         19. COLLATERAL USAGE. The sum of, without duplication; (i) the amount of all Cash Collateral used or otherwise consumed or disposed of by Debtors in this case, (ii) the decline in value of all inventory in which Prepetition Lenders had an interest on the Filing Date, by reason of use, consumption, other disposition, loss or market depreciation, (iii) the amount of any other diminution in the value of Prepetition Lenders' interests in the Aggregate Collateral since the Filing Date, (iv) the amount of Allowable 506(b) Amounts accrued and unpaid since the Filing Date and (v) the amount of Allowable 506(b) Amounts projected to accrue during the Cases from and after the Filing Date.

         20. COMMITTEE. Any official creditors' committee appointed to represent creditors in these Cases pursuant to Code Section 1102.

         21. CURE PERIOD. None, except as otherwise provided under the Prepetition Loan Agreement or Postpetition Loan Agreement, as applicable.

         22. EVENT OF DEFAULT. Any one or more of the following: (a) Debtors commit any Event of Default under Section 8 of the Prepetition Loan Agreement (other than (i) by reason of Sections 8.5 or 8.6 of the Prepetition Loan Agreement with respect to Debtors and Guarantors, (ii) Events of Default occurring under Section 8.2 of the Prepetition Loan Agreement by reason of any Debtor's failure to comply with express financial covenants under the Prepetition Documents and (iii) Events of Default existing as of the Filing Date and disclosed in writing to Postpetition Agent and Postpetition Lender prior to the entry of the Order; (b) Debtors commit any Event of Default under Section
8.3 of the

Postpetition Loan Agreement; (c) any Debtor fails to perform any of its obligations in strict accordance with the terms of this Order; (d) Debtors fail to comply with any of the Variance Covenants, the Plan Covenants, or the Borrowing Base Covenant; (e) any Debtor, without consent of Prepetition Agent, Postpetition Agent and Postpetition Lender, seeks the use of Cash Collateral;
(f) any Debtor, without consent of Prepetition Agent, Postpetition Agent and Postpetition Lender, files a motion to incur debt secured by a lien with priority equal to or superior to the Postpetition Liens or Prepetition Liens, or to incur superpriority administrative expense status under Code Section 364(c), except if consented to in writing by the Prepetition Lenders and the Postpetition Lender; (g) any Debtor files a motion to conduct a Code Section 363 sale of all or part of the Aggregate Collateral on terms unacceptable to Required Lenders or Postpetition Lender; (h) any key management of Debtors are removed or lost; (i) approval by the Court of a disclosure statement for a chapter 11 plan that is not acceptable to the Required Lenders or Postpetition Lender; (j) there is a deadlock among any board of directors of any Debtor on any material issue; (k) any Debtor makes payments of any prepetition indebtedness, except as authorized by "first day" orders consented to by Postpetition Lender and Prepetition Lenders; (l) any Guarantor shall become a debtor in bankruptcy or such other procedure affecting creditors' rights generally, except pursuant to a proceeding in which such Guarantor obtains a court order, in form and substance satisfactory to Required Lenders and the Postpetition Lender in such proceeding with respect to a reaffirmation of the Guaranty, confirmation that the Guaranty applies to the Postpetition Debt and consent to the Plan Covenants; (m) any representation or warranty made by any Debtor in any certificate, report or financial statement delivered to Prepetition Agent, Postpetition Agent or Postpetition Lender proves to have been false or misleading in any material respect as of the time when made or given (including by omission of material information necessary to make such representation, warranty or statement not misleading); (n) one or more of the Cases is converted to one or more cases under chapter 7 of the Code or one or more of the Cases is dismissed; (o) a Trustee is appointed or elected in one or more of the Cases, or an examiner with expanded powers is appointed in one or more of the Cases, other than as consented to by the Required Lenders and the Postpetition Lender and except to the extent that no other Event(s) of Default exist and any such trustee or examiner fully and timely proceeds and complies with this Order, the Postpetition Loan Documents, and the Investment Agreement (and any orders and notices relating thereto); (p) in the event any non-Debtor affiliate of any Debtor becomes a debtor-in-possession, such Debtor affiliate fails to become jointly and severally obligated pursuant to the terms hereof within ten (10) Business Days.

         23. FILING DATE. June 2, 2003.

         24. FINAL CASH COLLATERAL ORDER. The Final Order Authorizing Debtors
To: (A) Use Cash Collateral; (B) Obtain Letter Of Credit Accommodations; And (C) Grant Adequate Protection And Provide Security And Other Relief To Foothill Capital Corporation, As Agent And Certain Other Prepetition Secured Creditors, issued by the Court on June 30, 2003, as hereby amended.

         25. FIRST PRIORITY LIENS. Subject to Paragraph 8(a) of the Order with respect to Prepetition Liens only, liens which are first priority, properly perfected, valid and enforceable security interests, which are not subject to any claims, counterclaims, defenses, setoff, recoupment or deduction, and which are otherwise unavoidable and not subject to avoidance or subordination pursuant to any provisions of the Code, applicable nonbankruptcy law, or any agreement.

         26. GUARANTORS. Philip Services Inc., Philip Analytical Services Inc., Philip Investment Corp., Nortru, Ltd, Allies Staffing Ltd, ARC Dust Processing (Barbados) Limited and Philip International Development Inc.

         27. GUARANTY. That certain General Continuing Guaranty, executed as of March 31, 2000, by the Guarantors in favor of Prepetition Lenders.

         28. INDEFEASIBLE SATISFACTION OR INDEFEASIBLY SATISFIED. (a) With respect to any portion of Aggregate Debt other than letters of credit, irrevocable and non-avoidable payment in full in immediately available funds and, (b) with respect to any portion of the Aggregate Debt consisting of extant letters of credit, delivery of Cash Collateral to Prepetition Agent in an amount equal to 105% of the face amount of such letters of credit, to be held and applied by Prepetition Agent and Postpetition Agent in accordance with the terms of the Prepetition Loan Agreement, or otherwise satisfied by letters of credit issued by major U.S. banks or other undertaking or form of security acceptable to Agent, in its discretion.

         29. INTERCREDITOR AGREEMENTS. Collectively, (i) the Bonding Lien Intercreditor Agreement; (ii) the Collateral Agency and Intercreditor Agreement; and (iii) the Subordination and Intercreditor Agreement.

         30. JUNIOR PRIORITY LIENS. Liens which are properly perfected, valid and enforceable security interests, which are not subject to any claims, counterclaims, defenses, setoff, recoupment or deduction, and which are otherwise unavoidable and not subject to avoidance or subordination pursuant to any provisions of the Code, applicable nonbankruptcy law, or any agreement, and which liens are junior in priority and subject only to the Prepetition Liens, Postpetition Liens, Replacement Liens, Permitted Liens and, without duplication, Permitted Liens (as defined in the PIK/Term Credit Agreement) and any lien imposed pursuant to an order of the Court.

         31. LETTER OF CREDIT ACCOMMODATIONS. In response to a request by a Debtor in accordance with Section 2.2 of the Prepetition Loan Agreement for the extension of an outstanding Tranche A Letter of Credit, the postpetition agreement of Tranche A Lenders to extend or cause such Tranche A Letter of Credit to have any expiry date no later than December 31, 2003, or such later date as may be agreed to in writing by Tranche A Lenders and Postpetition Lender.

         32. NEW DEBTORS. Any affiliates of Debtors that file petitions under chapter 11 of the Code.

         33. PERMITTED LIENS. (a) Liens in favor of third parties upon the Prepetition Collateral with priority over Prepetition Lenders' security interests in the Prepetition Collateral, which third-party liens are: (i) not subordinated by agreement with Prepetition Agent prior to the Filing Date (including pursuant to the Bonding Lien Intercreditor Agreement), (ii) otherwise not subordinated under Code Section 510 and (iii) non-avoidable, valid, properly perfected and enforceable as of the Filing Date; (b) the Carveout; and (c) the claim of the United States Trustee for the payment of fees under 28 U.S.C.
Section 1930(a).

         34. PIK/TERM CREDIT AGREEMENT. That certain Credit Agreement, dated as of March 31, 2000, by and among Philip Services Corporation, Canadian Imperial Bank of Commerce, as administrative agent, and certain lenders, as amended, modified and supplemented from time to time.

         35. PIK/TERM COLLATERAL. All of the Collateral (as such term is defined in the PIK/Term Credit Agreement) existing as of the Filing Date and as to which the PIK/Term Lenders have a valid, perfected lien not subject to challenge or avoidance, and all proceeds, rents, issues, profits and products thereof.

         36. PIK/TERM DEBT. All Indebtedness (as defined in the PIK/Term Credit Agreement) or Obligations (as defined in the PIK/Term Credit Agreement) as of the Filing Date, including all fees, costs, interest and expenses.

         37. PIK/TERM DOCUMENTS. The documents entered in connection with the PIK/Term Credit Agreement.

         38. PIK/TERM LENDERS. The lenders from time to time party to the PIK/Term Credit Agreement.

         39. PIK/TERM LIENS. The PIK/Term Agent's and the PIK/Term Lenders' security interests in the PIK/Term Collateral under the PIK/Term Documents.

         40. PIK/TERM REPLACEMENT LIENS. Junior Priority Liens on Postpetition Collateral.

         41. PLAN COVENANTS. Debtors' affirmative covenants set forth in Section 4(e) of the Amendment Number Ten To Loan Agreement dated as of approximately even date herewith in respect of the Postpetition Loan Agreement, as of such date.

         42. POSTPETITION CHARGES. All fees, costs, expenses, interest and other charges due or coming due in connection with the Postpetition Debt (regardless of whether such fees, costs, interest and other charges are included in the Budget), including all out-of-pocket filing and recording fees, reasonable attorneys' fees and paralegals' fees, external and internal audit fees and expenses, facility fees, agent's fees, unused facility fees, letter of credit fees, consultant fees and expenses, and all other costs and expenses incurred by Postpetition Agent and/or Postpetition Lender in connection with the Postpetition Debt; including such fees, costs and charges incurred by Postpetition Agent and/or Postpetition Lender in connection with (a) the negotiation, preparation and submission of this Order and any other order or document related hereto; and any proceeding in connection herewith and (b) the transactions contemplated by the Plan Covenants. Upon request of the Committee, Debtors shall provide to the Committee evidence of the Postpetition Charges.

         43. POSTPETITION COLLATERAL. All real and personal property of each Debtor's estate (excluding claims and proceeds under Code Sections 544, 547, 548, 549, 550, 551 and 553), howsoever and whenever arising, and all proceeds, rents, issues, profits and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any of the foregoing, and including all Postpetition Collateral (as defined in the Postpetition Loan Agreement).

         44. POSTPETITION DEBT. (a) All indebtedness or Postpetition Obligations of each Debtor owing to Postpetition Lender or their affiliates and incurred on or after the Filing Date pursuant to this Order or otherwise, (b) all indebtedness or obligations of each Debtor owing to Prepetition Lenders or their affiliates and incurred on or after the Filing Date pursuant to this Order, solely to the extent arising from or related to Letter of Credit Accommodations and Cash Management Liabilities, plus (b) the Postpetition Charges.

         45. POSTPETITION DOCUMENTS. The Postpetition Loan Agreement and the Loan Documents (as that term is defined in the Postpetition Loan Agreement).

         46. POSTPETITION LIENS. First Priority Liens in the Aggregate Collateral, subject only to Permitted Liens.

         47. POSTPETITION LOAN AGREEMENT. The Prepetition Loan Agreement, as amended by that certain Amendment Number Ten To Loan Agreement dated as of approximately even date herewith executed in connection with the entry of this Order, a copy of which is attached hereto as Exhibit C by and among Debtors, Postpetition Lender, certain Prepetition Lenders, and Postpetition Agent, as amended, modified and supplemented from time to time.

         48. POSTPETITION OBLIGATIONS. The Tranche Under-B Obligations (as that term is defined in the Postpetition Loan Agreement), jointly and severally among the Debtors.

         49. PREPETITION COLLATERAL. Subject to Paragraph 8(a) of the Order with respect to the Prepetition Debt only, all of the Collateral (as that term is defined in the Prepetition Loan Agreement) existing as of the Filing Date, and all proceeds, rents, issues, profits and products thereof. For the avoidance of doubt, the Prepetition Collateral does not include any causes of action under chapter 5 of the Code, subject, however, to the rights of Prepetition Lenders under applicable law with respect to any property recovered under chapter 5 of the Code.

         50. PREPETITION DEBT. (a) All indebtedness or Prepetition Obligations under the Prepetition Documents as of the Filing Date, including all fees, costs, interest, and expenses, plus (b) all Allowable 506(b) Amounts. For the avoidance of doubt, the term Prepetition Debt does not include any PIK/Term Debt.

         51. PREPETITION DOCUMENTS. The Prepetition Loan Agreement and the Loan Documents (as that term is defined in the Prepetition Loan Agreement).

         52. PREPETITION LIENS. Subject to Paragraph 8(a) of the Order, Prepetition Agent's and Prepetition Lenders' asserted security interests in the Prepetition Collateral under the Prepetition Documents, subject only to Permitted Liens.

         53. PREPETITION LOAN AGREEMENT. That certain Loan Agreement, dated as of March 31, 2000, by and among Debtors, Prepetition Lenders and Agent, as amended, modified and supplemented from time to time, without giving effect to Amendment Number Ten To Loan Agreement dated as of approximately even date herewith.

         54. PREPETITION OBLIGATIONS. The Obligations, as that term is defined in the Prepetition Loan Agreement.

         55. REPLACEMENT LIENS. First Priority Liens in the Postpetition Collateral granted to Prepetition Agent pursuant to this Order, subject only to the Postpetition Liens and the Permitted Liens.

         56. REQUIRED LENDERS. At any time, (a) Agent, and (b) at least two Tranche A Lenders and Tranche B-Prime Lenders whose pro rata shares aggregate 60% of the Obligations then outstanding other than Tranche Sub-B Obligations and Tranche Under-B Obligations provided, that in the event that Prepetition Agent and its affiliates are not Prepetition Lenders, "Required Lenders" shall not be required to include Prepetition Agent.

         57. SUBORDINATION AND INTERCREDITOR AGREEMENT. That certain Subordination and Intercreditor Agreement dated as of March 31, 2000, by and among Agent, Canadian Imperial Bank of Commerce, as administrative agent for certain lenders party to the 1997 Credit Agreement, and Foothill Capital Corporation, as collateral agent for the PIK/Term Lenders, as amended, modified and supplemented from time to time.

         58. TERMINATION DATE. At Required Lenders' election, with respect to the use of Cash Collateral or Postpetition Lender's election, with respect to the incurrence of Postpetition Debt, as applicable, the earliest to occur of:
(a) the second Business Day (unless the Court orders an earlier date) after the date on which Postpetition Agent or Prepetition Agent, as applicable, provides, via facsimile or overnight mail, written notice to Debtors of the occurrence of an Event of Default (or, if any Cure Period is applicable with respect to such Event of Default, the expiration of such Cure Period); (b) 5 p.m. (Central Time) on the Tranche Under-B Maturity Date, as such term is defined in the Postpetition Loan Agreement (provided, however, that nothing herein shall modify in any way Postpetition Lender's obligation to make Tranche Under-B Advances under the Postpetition Loan Agreement only if each of the conditions precedent set forth in Section 2.3B(c) of the Postpetition Loan Agreement have been satisfied) and (c) 5 p.m. (Central Time) on December 31, 2003.

Prepetition Agent and Postpetition Agent agree to promptly provide a copy of any written notice of the occurrence of an Event of Default to counsel to the Committee and counsel for the PIK/Term Lenders, in the same manner such notice is provided to the Debtors.

         59. TRANCHE A ADVANCES. Tranche A Advances, as that term is defined in the Prepetition Loan Agreement.

         60. TRANCHE A LETTERS OF CREDIT. Tranche A Letters of Credit, as that term is defined in the Prepetition Loan Agreement.

         61. TRANCHE A LENDERS. Tranche A Lenders, as that term is defined in the Prepetition Loan Agreement.

         62. TRANCHE A OBLIGATIONS. Tranche A Obligations, as that term is defined in the Prepetition Loan Agreement.

         63. TRANCHE B-PRIME USAGE. Tranche B-Prime Usage, as that term is defined in the Prepetition Loan Agreement.

         64. TRANCHE SUB-B ADVANCES. Tranche Sub-B Advances, as that term is defined in the Prepetition Loan Agreement.

         65. TRANCHE SUB-B LETTERS OF CREDIT. Tranche Sub-B Letters of Credit, as that term is defined in the Prepetition Loan Agreement.

         66. TRANCHE SUB-B USAGE. Tranche Sub-B Usage, as that term is defined in the Prepetition Loan Agreement.

         67. TRANCHE UNDER-B ADVANCES. Tranche Under-B Advances, as that term is defined in the Postpetition Loan Agreement.

         68. TRUSTEE. Any trustee appointed or elected in these Cases.

         69. VARIANCE COVENANTS. Debtors' affirmative covenants set forth in
Section 4(c) of the Amendment Number Ten To Loan Agreement dated as of approximately even date herewith in respect of the Postpetition Loan Agreement.

         70. 1997 CREDIT AGREEMENT. That certain credit agreement, dated as of August 11, 1997, by and among Philip Services Corp., Philip Services (Delaware), Inc., Bankers Trust Company, as syndication agent, and Bankers Trust Company and Canadian Imperial Bank of Commerce, as co-arrangers, Canadian Imperial Bank of Commerce, as administrative agent, and various lenders from time to time party thereto, as amended, modified and supplemented from time to time.

                                    EXHIBIT B

                                     BUDGET

                           [THROUGH DECEMBER 31, 2003]

                            [INTENTIONALLY EXCLUDED]

                                    EXHIBIT C

                     AMENDMENT NUMBER TEN TO LOAN AGREEMENT

                                   EXHIBIT C

                     AMENDMENT NUMBER TEN TO LOAN AGREEMENT

         THIS AMENDMENT NUMBER TEN TO LOAN AGREEMENT (this "Amendment"), dated as of ______________ ___, 2003, is entered into by and among PHILIP SERVICES CORPORATION, debtor-in-possession, a Delaware corporation, ("Parent"), each of Parent's Subsidiaries identified on the signature pages hereof, debtors-in-possession (such Subsidiaries, together with Parent, each a "Borrower" and collectively, jointly and severally, the "Borrowers"), each of the Lenders that is a signatory to this Amendment, and WELLS FARGO FOOTHILL, INC., successor-in-interest to Foothill Capital Corporation, a California corporation, as the arranger and, administrative agent for the Lenders (in such capacity, together with its successors, if any, in such capacity, "Agent" and together with all Lenders, collectively, the "Lender Group"):

                                   WITNESSETH

         WHEREAS, the Borrowers and the Lender Group are parties to that certain Loan Agreement, dated as of March 31, 2000, as amended (as amended, restated, supplemented, or modified from time to time, the "Loan Agreement");

         WHEREAS, the Borrowers have commenced cases under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of Texas and the Borrowers have retained possession of their assets and are authorized under the Bankruptcy Code to continue the management and operation of their businesses as debtors-in-possession pursuant to Section 1107 and 1108 of the Bankruptcy Code;

         WHEREAS, the Borrowers have requested that Meadow Walk Limited Partnership, a Delaware limited partnership and a Lender under the Loan Agreement, agree as a Tranche Under-B Lender (as defined herein) to extend a Tranche Under-B Facility (as defined herein) to the Borrowers under the Loan Agreement;

         WHEREAS, the 2003 Bankruptcy Court has entered a Financing Order pursuant to which the Tranche Under-B Lender may make postpetition loans and advances to the Borrowers secured by all of the Borrowers' assets and properties (other than claims for and Avoidance Action Recoveries), with priority junior to the Tranche A Obligations, Tranche B-Prime Obligations and Tranche Sub-B Obligations, but senior to all other Indebtedness, including without limitation, the Junior Secured Debt, each as set forth with more particularity herein and in the Financing Order;

         WHEREAS, the Financing Order provides that as a condition to the Tranche Under-B Lender making such postpetition loans and advances, the Borrowers, the Lenders party hereto, and the Agent shall execute and deliver this Amendment; and

         WHEREAS, the Borrowers have also requested that the Agent and the Lenders party hereto amend the Loan Agreement as provided in this Amendment and the Agent and the Lenders party hereto are willing to do so, subject to the terms hereof;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.


2. AMENDMENTS.

         a. RESTATED DEFINITIONS. Section 1.1 of the Loan Agreement is hereby amended by amending and restating each of the following definitions in its entirety as follows:

         "Advance" means a Tranche A Advance, a Tranche B-Prime Advance, a Tranche Sub-B Advance, or a Tranche Under-B Advance, as the context requires.

         "Commitment" means, with respect to each Lender, its Tranche A Commitment, its Tranche B-Prime Commitment, its Tranche Sub-B Commitment, its Tranche Under-B Commitment, or its Total Commitment, as the context requires, and with respect to all Lenders, their Tranche A Commitments, Tranche B-Prime Commitments, Tranche Sub-B Commitments, Tranche Under-B Commitments, or Total Commitments, as the context requires, in each case as set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1, provided, however, that all Commitments other than the Tranche Under-B Commitments have been terminated as of the 2003 Petition Date.

         "Defaulting Lender Rate" means the Base Rate for the first 3 days from and after the date the relevant payment is due and, thereafter, at that interest rate equal to the interest rate then applicable to (a) with respect to any such payment in respect of Tranche A Advances or Tranche A Letters of Credit, the Tranche A Advances or Tranche A Letters of Credit, (b) with respect to any such payment in respect of Tranche B-Prime Advances, the Tranche B-Prime Advances, (c) with respect to any such payment in respect of Tranche Under-B Advances, the Tranche Under-B Advances, and (d) with respect to any other payment, the Tranche Sub- B Advances.

         "Tranche B Facility" means the credit facilities provided for under Sections 2.2A, 2.3, 2.3A and 2.3B hereof.

         b. NEW DEFINITIONS. Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definitions in proper alphabetical order:

         "2003 Bankruptcy Cases" means Parent's Chapter 11 Case No. 03-37718-H2-11, and each of the other jointly administered Chapter 11 cases of the other Borrowers, each of which was filed in the 2003 Bankruptcy Court on the 2003 Petition Date.

         "2003 Bankruptcy Court" means the United States Bankruptcy Court for the Southern District of Texas, Houston Division.

         "2003 Petition Date" shall mean June 2, 2003.

         "Allowed Budget" means the budget attached hereto as Exhibit A prepared by Jefferies for the period commencing on the Filing Date, as defined in the Financing Order, detailing receipts, disbursements, cash flow and availability, on a weekly basis through December 31, 2003 which budget shall be subject to such periodic adjustments as are acceptable and approved by the Tranche Under-B Lender and the Required Lenders (as defined in the Financing Order).

         "Avoidance Action Recoveries" means any and all recoveries of cash, property or proceeds thereof in the 2003 Bankruptcy Cases under any or all of Sections 544, 547, 548, 549, 550 and 553 of, and any other avoidance actions under, the Bankruptcy Code.

         "Break-Up Fee" means, as applicable, the Termination Amount, as defined in Section 6.1(c) of the Investment Agreement, or the Bankruptcy Termination Amount, as defined in Section 6.2(a) of the Investment Agreement.

         "Break-Up Fee Order" means the final order of the 2003 Bankruptcy Court approving the Investment Agreement, the bidding procedures associated therewith, and the Break-Up Fee to be provided to the Icahn Plan Sponsor, each in form and substance satisfactory to the Icahn Plan Sponsor.

         "Cash Collateral" has the meaning set forth in the Financing Order.

         "DIP EBITDAR" means, with respect to any fiscal period, EBIT, plus depreciation and amortization, plus restructuring fees (including professional fees and consulting fees in the 2003 Bankruptcy Cases), plus restructuring and asset impairment charges, less operating income of the Borrowers' project services division.

         "EBIT" means, with respect to any fiscal period, the consolidated earnings before interest and taxes of the Debtors and their consolidated subsidiaries.

         "Effective Date" means, with respect to the Selected Proposal, either the date of the sale of the Borrowers' assets contemplated by the Selected Proposal or the date of the consummation of the plan of reorganization contemplated by the Selected Proposal.

         "Financing Order" means an order entered in the Bankruptcy Cases authorizing Borrowers to obtain the financing from the Tranche Under-B Lender contemplated by and described in the Tenth Amendment in form and substance satisfactory to the Tranche Under-B Lender.

         "Icahn Plan Sponsor" means High River Limited Partnership, a Delaware limited partnership, or an entity affiliated therewith.

         "Icahn Sponsored Plan" means the Bankruptcy Plan, as modified with the consent of the Icahn Plan Sponsor, as defined under the Investment Agreement.

         "Investment Agreement" means that certain Investment Agreement by and between the Icahn Plan Sponsor and the Parent.

         "Loan Effective Date" has the meaning set forth in Section 5.

         "Maximum Tranche Under-B Amount" means $35,000,000, provided, however, that the Maximum Tranche Under-B Amount shall be $25,000,000 unless and until either (i) if the Borrowers select the Icahn Sponsored Plan as the Selected Proposal, the conclusion of the 2003 Bankruptcy Court hearing (presently contemplated to occur on September 8, 2003) at which they do so, (ii) if the Borrowers do not select the Icahn Sponsored Plan as the Selected Proposal, the payment to the Icahn Plan Sponsor of the Break-Up Fee pursuant to the Break-Up Fee Order following the Borrowers' selection of a Superior Proposal as the Selected Proposal; or (iii) if the Investment Agreement is terminated, upon the 2003 Bankruptcy Court's approval (prior to November 15, 2003) of Approved Sale Agreements.

         "Postpetition" means arising or occurring after the 2003 Petition Date.

         "Postpetition Collateral" means all now existing or hereafter acquired real and personal property of the Borrowers' estates, wherever located, of any kind or nature, including, without limitation: all Collateral, all real property, all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letters of credit (whether or not the letter of credit is evidenced by a writing), banker's acceptances and similar instruments and including all letter-of-credit rights, commercial tort claims, securities and all other investment property, general intangibles (including payment intangibles and software), supporting obligations and any and all products and proceeds of any of the foregoing, but excluding Avoidance Action Recoveries.

         "Postpetition Loan Documents" means the Loan Documents as in effect following the 2003 Petition Date.

         "Prepetition" means arising or occurring before the 2003 Petition Date.

         "Prepetition Loan Documents" means the Loan Documents as in effect immediately prior to the 2003 Petition Date.

         "Sale" the sale of all or substantially all of the Debtors' assets pursuant to the Sale Motion or otherwise.

         "Sale Motion" the Borrowers' Expedited Motion to Approve Bid Procedures and Establish the Form and Manner of Notice for Sale of Assets filed June 9, 2003 in the 2003 Bankruptcy Court in the 2003 Bankruptcy Cases as docket #60.

         "Selected Proposal" the Icahn Sponsored Plan, unless the Debtors elect a Superior Proposal pursuant to the Investment Agreement, in which case the Superior Proposal shall be the Selected Proposal.

         "Tenth Amendment" means that certain Amendment Number Ten To Loan Agreement dated as of ___________________ __, 2003 by and among the Borrowers, the Agent, and the Lenders party thereto.

         "Tranche A Impaired Obligations" has the meaning set forth in Section 4(g).

         "Tranche Under-B Advance" has the meaning set forth in Section 2.3B.

         "Tranche Under-B Commitment" means, with respect to the Tranche Under-B Lender, $35,000,000 (per Schedule C-1), provided, however, that the Tranche Under-B Commitment shall be $25,000,000 unless and until either
         (i) if the Borrowers select the Icahn Sponsored Plan as the Selected Proposal, the conclusion of the 2003 Bankruptcy Court hearing (presently contemplated to occur on September 8, 2003) at which they do so, (ii) if the Borrowers do not select the Icahn Sponsored Plan as the Selected Proposal, the payment to the Icahn Plan Sponsor of the Break-Up Fee pursuant to the Break-Up Fee Order following the Borrowers' selection of a Superior Proposal as the Selected Proposal; or (iii) if the Investment Agreement is terminated, upon the 2003 Bankruptcy Court's approval (prior to November 15, 2003) of Approved Sale Agreements.

         "Tranche Under-B Default" means any Default, other than (i) by reason of Sections 8.5 or 8.6 of the Prepetition Loan Agreement with respect to Borrowers and Guarantors, (ii) Defaults occurring under Section 8.2 of the Prepetition Loan Agreement by reason of any Borrowers' failure to comply with express financial covenants under the Prepetition Documents and (iii) Defaults existing as of the 2003 Petition Date as disclosed in writing to Agent and Tranche Under-B Lender prior to entry of the Financing Order.

         "Tranche Under-B Event of Default" means any Event of Default, other than (i) by reason of Sections 8.5 or 8.6 of the Prepetition Loan Agreement with respect to Borrowers and Guarantors, (ii) Events of Default occurring under Section 8.2 of the Prepetition Loan Agreement by reason of any Borrowers' failure to comply with express financial covenants under the Prepetition Documents and (iii) Events of Default existing as of the 2003 Petition Date as disclosed in writing to Agent and Tranche Under-B Lender prior to entry of the Financing Order.

         "Tranche Under-B Facility" means the credit facility provided for under
         Section 2.3B hereof.

         "Tranche Under-B Facility Fee" means the fee described in Section 2.12(p) hereof.

         "Tranche Under-B Lender" means the holder of the Obligations in respect of the Tranche Under-B Facility or that specifically relate thereto.

         "Tranche Under-B Maturity Date" means the earliest to occur of (a),
         (b), or (c) below:

                  (a) the Effective Date of the Selected Proposal;

                  (b) the date of the Sale; or

                  (c) as applicable, (i) November 15, 2003, unless prior to such date the Borrowers have entered into agreements reasonably satisfactory in form and substance to the Tranche Under-B Lender for the sale of all or substantially all of the assets of the Borrowers and Guarantors pursuant to a sale conducted pursuant to Section 363(b)(1) of the Bankruptcy Code or under a plan of reorganization, or a restructuring and/or equity investment accomplished through a plan of reorganization, in each case approved by the 2003 Bankruptcy Court prior to November 15, 2003 and as to which the projected proceeds from such transactions will be sufficient to repay the Obligations (including, without limitation, the Tranche Under-B Obligations) in full in cash (other than the Tranche A Impaired Obligations) (such agreements, the "Approved Sale Agreements"); or (ii) otherwise, December 31, 2003.

         "Tranche Under-B Obligations" means Obligations in respect of the Tranche Under-B Facility (including any fee, cost, or expense under the Loan Documents that is specifically identified to the Tranche Under-B Facility).

         "Tranche Under-B Usage" means, as of any date of determination, the then extant amount of outstanding Tranche Under-B Advances.

         c. TRANCHE UNDER-B ADVANCES. The Loan Agreement is hereby amended by inserting the following new Section 2.3B immediately following Section 2.3A:

         "2.3B Tranche Under-B Advances.

                  (a) Tranche Under-B Commitment. Subject to the terms and conditions of this Agreement, the Tranche Under-B Lender on account of its Tranche Under-B Commitment agrees to make advances ("Tranche Under-B Advances") to Borrowers in an amount at any one time not to exceed such Tranche Under-B

         Lender's Tranche Under-B Commitment. Any amounts repaid on account of the Tranche Under-B Facility may not be reborrowed. In the discretion of the Tranche Under-B Lender, the Tranche Under-B Lender may establish a reserve with respect to the amount of the Carve-Out (as defined in the Financing Order) and the Break-Up Fee.

                  (b) Maximum Facility Amount. The Tranche Under-B Lender shall have no obligation to make Tranche Under-B Advances hereunder to the extent such additional Tranche Under-B Advances would cause the sum of the Tranche A Usage, the Tranche B-Prime Usage, the Tranche Sub-B Usage, and the Tranche Under-B Usage to exceed the Maximum Facility Amount.

                  (c) Conditions Precedent. Section 3.3 of the Loan Agreement shall not apply to the Tranche Under-B Advances. Instead, the obligation of the Tranche Under-B Lender to make Tranche Under-B Advances as of any date shall be subject to the following conditions precedent, which may be waived by the Tranche Under-B Lender in its sole discretion:

                      (i) the conditions precedent set forth in Section 5 of the Tenth Amendment shall each have been satisfied and continue to be satisfied,

                      (ii) the representations and warranties of the Obligors contained in this Agreement and the other Postpetition Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date or consist of a representation to the effect that there has occurred no Default or Event of Default (i) by reason of Sections 8.5 or 8.6 of the Prepetition Loan Agreement with respect to Borrowers and Guarantors, (ii) consisting of Defaults or Events of Default occurring under
                             Section 8.2 of the Prepetition Loan Agreement by reason of any Debtor's failure to comply with express financial covenants under the Prepetition Documents and (iii) consisting of Defaults or Events of Default existing as of the 2003 Petition Date as disclosed in writing to Agent and Tranche Under-B Lender prior to entry of the Financing Order), and the Tranche Under-B Lender shall have received and approved Exhibit B to the Tenth Amendment and the collateral granted by the Canadian Guarantors,

                      (iii) no Tranche Under-B Default or Tranche Under-B Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof,

                      (iv) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrowers, Agent, any Lender, or any of their Affiliates,

                      (v) the Borrowers shall have paid the Tranche Under-B Facility Fee to the Tranche Under-B Facility Lender and the DIP Agent Fee to the Agent,

                      (vi) the 2003 Bankruptcy Court shall have entered the Break-Up Fee Order approving the Break-Up Fee and the Investment Agreement, and such order and such Investment Agreement shall continue to be valid, binding, and in effect, in form and substance satisfactory to the Icahn Plan Sponsor, without modification except as consented to by the Icahn Plan Sponsor (unless the failure of the Investment Agreement to be in effect shall result either from the Debtors' selection of a Superior Proposal, from the Debtors' termination of the Investment Agreement in accordance with its terms, or from the Icahn Plan Sponsor's termination of the Investment Agreement other than as a result of a breach thereof by the Debtors), and

                      (vii) the Cash Collateral Availability (as defined in the Financing Order), shall not exceed $0 (Zero Dollars) (except to the extent Cash Collateral Availability shall arise on account of the funds provided in such Borrowing and except further to the extent cash may need to be deposited with the Agent to satisfy the Borrowing Base Covenant);

         (d) Borrowing Procedures. Each Borrowing of a Tranche Under-B Advance shall be made by an irrevocable request by an Authorized Person delivered to the Agent and Tranche Under-B Lender (which notice must be received by Agent no later than 4:00 p.m. (Central time) on the Business Day prior to the date that is the requested Funding Date) for such Tranche Under-B Advance, specifying, the amount of such Borrowing and the requested Funding Date, which shall be a Business Day. The Tranche Under-B Lender shall make the amount of the requested Borrowing available to the Borrowers in immediately available funds, to such account of Borrowers as Borrowers may designate (or to the cash collateral account maintained by the Agent for the benefit of the Borrowers, as applicable), not later than 2:00 p.m. (Central time) on the Funding Date applicable thereto, provided that Tranche Under-B Lender shall not have any obligation to make any Tranche Under-B Advance if (i) one or more of the applicable conditions precedent set forth in Section 2.3B(c) hereof will not be satisfied on the requested Funding Date for the applicable Borrowing unless the Tranche Under-B Lender has waived such condition or (ii) the requested Borrowing would cause the Tranche Under-B Usage to the Tranche Under-B Commitment or cause the sum of the Tranche A Usage, the Tranche B-Prime Usage, the Tranche Sub-B Usage, and the Tranche Under-B Usage to
         exceed the Maximum Facility Amount. Borrowings may be made once per Business Day up to the amount required (i) to pay such expenses to be funded on the Funding Date that are enumerated in the Budget (subject to the Variance Covenant) and that have become due and payable on or prior to the Funding Date, less any Cash Collateral Availability projected for the Funding Date which would be available to pay such expenses and (ii) to the extent cash may need to be deposited with the Agent to satisfy the Borrowing Base Covenant on the Funding Date."

         d. SECTION 2.4(a)--ADVANCES OTHER THAN TRANCHE UNDER-B ADVANCES.
Section 2.4(a) of the Loan Agreement is hereby amended to replace the words "Each Borrowing" at the beginning of the first sentence thereof with the words "Each Borrowing (other than a Borrowing under the Tranche Under-B Facility)".

         e. SECTION 2.4(f)--SETTLEMENT. Section 2.4(f) of the Loan Agreement is hereby amended to:

                  (i) replace the word "Advances" each time it appears therein (except when used as part of "Agent Advances" therein) with the words "Advances (other than Advances under the Tranche Under-B Facility)"; and

                  (ii) add the following after the first sentence thereof: "It is agreed that Tranche Under-B Lender's funded portion of the Tranche Under-B Advances is equal, at all times, to the amount of the outstanding Tranche Under-B Advances."

         f. SECTION 2.4(h)--LENDERS' FAILURE TO PERFORM. Section 2.4(h) is hereby amended to replace the words "(other than Swing Loans and Agent Advances)" with "(other than Swing Loans, Agent Advances, and Tranche Under-B Advances)".

         g. SECTION 2.7(a)--INTEREST RATES. Section 2.7(a) of the Loan Agreement is hereby amended by replacing the words: " and (iii)" therein with the following: "(iii) if a Tranche Under-B Advance, at a rate per annum equal to the Base Rate plus 2.5 percentage points; and (iv)".

         h. SECTION 2.7(d)--PAYMENTS. Section 2.7(d) of the Loan Agreement is hereby amended by:

                  (i) replacing the words: "and with any remaining amounts accruing interest at the rate then applicable to Tranche Sub-B Advances hereunder" with the words: ", with any remaining amounts accruing interest at the rate then applicable to Tranche Sub-B Advances hereunder and with any remaining amounts accruing interest at the rate then applicable to Tranche Under-B Advances hereunder."; and

                  (ii) adding to the end thereof: "Notwithstanding anything in the foregoing to the contrary, interest accrued with respect to Tranche Under-B Advances hereunder shall accrue, but not be due and payable until, the Tranche Under-B Maturity Date (or earlier, if there is an acceleration thereof)."

         i. SECTION 2.12--FEES. Section 2.12 of the Loan Agreement is hereby amended by: (i) deleting the word "and" at the end of clause (l); (ii) deleting the period at the end of clause (m) and replacing it with a comma; and (iii) adding the following new clauses (p), (q), and (r):

                  "(p) Unused Line Fee for the Tranche Under-B Facility. For the benefit of the Tranche Under-B Lender, an unused line fee in an amount equal to 0.50% per annum times the result of (a) the Maximum Tranche Under-B Amount at such time, less (b) the average Daily Balance of the Tranche Under-B Usage during the immediately preceding month (which fee shall not be shared with any other Lender notwithstanding any provision to the contrary herein), which fee shall be calculated on the first day of each month during the term of this Agreement, but shall accrue, and not be due and payable, until the Tranche Under-B Maturity Date (or earlier, if there is an acceleration thereof);

                  (q) Tranche Under-B Facility Lender Fee. For the benefit of the Tranche Under-B Lender, on the date that the Financing Order is entered, a Tranche Under-B Facility Fee in the amount of $700,000, which shall be fully earned and payable in full in immediately available funds on the date that the Financing Order is entered (which fee shall not be shared with any other Lender notwithstanding any provision to the contrary herein); and

                  (r) Agent's Fee. For the benefit of Agent, on the date that the Financing Order is entered, a DIP Agent's Fee in the amount of $100,000, which shall be fully earned and payable in full in immediately available funds on the date that the Financing Order is entered."

         j. SECTION 3.3--CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT.
Section 3.3 of the Loan Agreement is hereby amended to add, prior to the colon at the end of the initial clause thereof: "(provided that this Section 3.3 shall not apply to Tranche Under-B Advances)".

         k. SECTION 3.4--TERM. Section 3.4 of the Loan Agreement is hereby amended by adding the following at the end of the first sentence thereof, in lieu of the period at the end thereof: "provided, however, that that the Maturity Date for the Tranche Under-B Facility only shall be the Tranche Under-B Maturity Date."

         l. SECTION 8.3--BANKRUPTCY EVENTS OF DEFAULT. Section 8.3 of the Loan Agreement is hereby deleted and stricken and replaced with the following in lieu thereof:

         "8.3. Any one of more of the following shall occur:

         (a) the Borrowers shall pay any Prepetition Indebtedness except pursuant to orders of the 2003 Bankruptcy Court entered prior to the date of the entry of the Financing Order or as otherwise consented to by the Tranche Under-B Lender;

         (b) the Borrowers shall fail to comply with Section 4(c) of the Tenth Amendment (re: the Allowed Budget or use Cash Collateral other than as set forth in the Financing Order), unless otherwise consented to by the Required Lenders and the Tranche Under-B Lender;

         (c) the Borrowers shall fail to comply with the financial covenants set forth in Section 4(d) of the Tenth Amendment, unless otherwise consented to by the Tranche Under-B Lender;

         (d) the entry of an order dismissing any of the 2003 Bankruptcy Cases, converting any of the 2003 Bankruptcy Cases to a case under Chapter 7 of the Bankruptcy Code, or changing the venue of any of the 2003 Bankruptcy Cases, other than as consented to by the Tranche Under-B Lender;

         (e) the appointment in any of the 2003 Bankruptcy Cases of a trustee, or any other fiduciary for the Borrowers or any property of any Borrowers' estates, or of any examiner with expanded powers, other than as consented to by the Tranche Under-B Lender and except to the extent that no other Event(s) of Default exist and any such trustee, fiduciary or examiner fully and timely proceeds and complies with the Financing Order, the Loan Documents, and the Investment Agreement (and any orders and notices relating thereto);

         (f) the Borrowers file any motion or application, or the 2003 Bankruptcy Court allows the motion or application of any other person, which seeks approval for or allowance of any claim, lien, security interest ranking equal or senior in priority to the claims, liens and security interests granted to the Agent and Tranche Under-B Lender under the Financing Order, the Loan Agreement, or the other Loan Documents or any such equal or prior claim, lien, or security interest shall be established in any manner, except as expressly permitted under the Financing Order, other than as consented to by the Tranche Under-B Lender;

         (g) any adequate protection is granted by the Borrowers or is ordered by the 2003 Bankruptcy Court in any of the 2003 Bankruptcy Cases in favor of the Borrowers' pre-petition creditors without the consent of the Agent and Tranche Under-B Lender, or any such adequate protection is modified or expanded without the consent of the Agent and Tranche Under-B Lender;

         (h) the entry of an order which provides relief from the automatic stay otherwise imposed pursuant to Section 362 of the Bankruptcy Code, which order permits any creditor, other than the Lender, to realize upon, or to exercise any right or remedy with respect to, any asset of the Borrowers of a value in excess of $1,000,000, or to terminate any license, franchise, or similar agreement, where such termination could have a material adverse effect on any Borrower's financial condition or ability to conduct its business in the ordinary course, other than as consented to by the Tranche Under-B Lender;

         (i) any Borrower's board of directors shall authorize the liquidation of any Borrower's business pursuant to one or more Section 363 sales or otherwise, other than as consented to by the Tranche Under-B Lender (including as may already be the case pursuant to (and as set forth in) the Investment Agreement);

         (j) the Borrowers (except following the Agent's and Tranche Under-B Lender's prior written request or with the Agent's and Tranche Under-B Lender's express prior written consent) file a motion with the 2003 Bankruptcy Court or any other court with jurisdiction in the matter seeking an order, or an order is otherwise entered, modifying, reversing, revoking, staying, rescinding, vacating, or amending the Financing Order or any of the other Loan Documents, without the Tranche Under-B Lender's (and, to the extent it materially affects Agent, Agent's) express prior written consent (and no such consent shall be implied from any other action, inaction, or acquiescence of the Tranche Under-B Lender);

         (k) any Financing Order ceases to be in full force and effect and a financing order (in form and substance acceptable to the Agent and the Tranche Under-B Lender) has not been entered by the 2003 Bankruptcy Court prior to such cessation;

         (l) Except for expiration or termination in accordance with the Loan Documents or the Financing Order, with respect to the Tranche Under-B Obligations, the terms of the Loan Documents or any Lien of the Agent or the Tranche Under-B Lender created thereunder ceases for any reason to be in full force and effect or to have the priority provided thereunder or hereunder, or the Borrowers or any other person files any motion or application or adversary proceeding to challenge the validity, enforceability, perfection or priority of any of the Loan Documents or any of such liens and security interests, other than as consented to by the Tranche Under-B Lender;

         (m) the Borrowers (or any other Person) shall file a motion in any of the 2003 Bankruptcy Cases or take any other action or actions adverse to the Agent or the Tranche Under-B Lender or their respective rights and remedies hereunder or under any of the other Loan Documents or the Agent's or the Tranche Under-B Lender's interest in any of the Collateral, with respect to the Tranche Under-B Obligations other than as consented to by the Tranche Under-B Lender;

         (n) the Borrowers (or any other Person) shall seek to take action or shall take action which, if taken, interferes with or impairs, or any Borrower shall fail to take action, which failure interferes with or impairs, the Icahn Plan Sponsor's ability to confirm the Icahn Sponsored Plan pursuant to the Investment Agreement (provided that neither the Debtors' termination of the Investment Agreement in accordance with its terms, nor the Icahn Plan Sponsor's termination of the Investment Agreement other than as a result of a breach thereof by the Debtors, nor the mere submission of, or actions taken in connection with the furtherance and preparation of, a proposed Superior Proposal consistent with the bidding procedures approved by the 2003 Bankruptcy Court, the selection thereof, or the defense thereof following its selection, shall be deemed to be an Event of Default under this clause (n) to the extent permitted by the Investment Agreement);

         (o) The Borrowers file, or any other person obtains 2003 Bankruptcy Court approval of a disclosure statement for, a plan of reorganization which does not provide for the full, final, and irrevocable repayment of the Obligations upon the effectiveness of such plan, or which does not meet the requirements of a Superior Proposal unless the Tranche Under-B Lender has expressly joined in or consented to such plan in writing;

         (p) any Canadian Guarantor becomes insolvent, or if proceedings are commenced in connection with any Canadian Guarantor's winding up, dissolution or liquidation, or a proceeding is instituted by or against any Canadian Guarantor under the Winding-Up and Restructuring Act (Canada), the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or any other present or future law relative to bankruptcy, insolvency or other relief for debtors or for or against the benefit of creditors, otherwise acknowledges its insolvency or is unable, for any reason, to meet its liabilities generally as they become due, or if any trustee in bankruptcy, receiver, receiver and manager, interim receiver, monitor or liquidator or any other officer or person with similar powers shall be appointed in respect of any Canadian Guarantor or over the property or assets of any Canadian Guarantor, or if the holder of any lien or charge or any other creditor takes possession of the property of any Canadian Guarantor, or any part thereof, or any interest of such party in such property, or any part thereof, or if a distress, execution, garnishment or any similar process be levied or enforced upon or against the same, except pursuant to a Canadian receivership or interim receivership proceeding in which the Agent and Tranche Under-B Lender obtain a reasonably satisfactory court order with respect to such guaranteed indebtedness, post-filing indebtedness and related sale orders, or any court in a Canadian receivership shall not sanction or approve the Canadian restructuring element of the Icahn Sponsored Plan, unless otherwise reasonably consented to by the Tranche Under-B Lender; or

         (q) The Borrowers fail to comply or shall default in the performance of any term of the Financing Order or an "Event of Default" occurs thereunder, unless such failure is waived by the Tranche Under-B Lender."

Upon the occurrence and during the continuance of any of the foregoing Events of Default, Tranche Under-B Lender may or may not grant to the Borrowers, in Tranche Under-B Lender's sole discretion, a 90 day period following such Event of Default (but in no event later than December 31, 2003) to effect a Sale(s).

         m. SCHEDULE C-1: COMMITMENTS. Schedule C-1 to the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit C hereto.

3. GRANT OF LIEN AND SECURITY INTEREST.

         The Borrowers hereby grant to the Agent, for the benefit of the Tranche Under-B Lender to secure the Tranche Under-B Obligations, without further order of the 2003 Bankruptcy Court, a security interest in, collateral assignment of, and lien and mortgage upon all Postpetition Collateral, all of which shall be included within the term Collateral, as defined in the Loan Documents. The Borrowers shall, at their expense, at any time or times duly execute and deliver, or shall cause to be duly executed and delivered, such further agreements, instruments and documents, including, without limitation, additional security agreements, collateral assignments, Uniform Commercial Code financing statements or amendments or continuations thereof, mortgages, deeds of trust, deeds to secure debt, landlord's or mortgagee's waivers of liens and consents to the exercise by Agent and Tranche Under-B Lender of all the rights and remedies under the Loan Documents, the Financing Order or applicable law with respect to the Collateral, and do or cause to be done such further acts as may be necessary or proper in Agent's opinion to evidence, perfect, maintain and enforce the security interests of Agent, and the priority thereof, in the Collateral and to otherwise effectuate the provisions or purposes of the the Loan Documents or the Financing Order. Upon the request of Agent or Tranche Under-B Lender, at any time and from time to time, the Borrowers shall, at their cost and expense, do, make execute, deliver and record, register or file, financing statements, mortgages, deeds of trust, deeds to secure debt, and other instruments, acts, pledges, assignments and transfers (or cause the same to be done) and will deliver to Agent such instruments evidencing items of Collateral as may be requested by Agent or Tranche Under-B Lender.

4. OTHER AGREEMENTS. In addition to any other affirmative covenants contained in the Loan Documents, the Borrowers covenant and agree that so long as the Loan Documents remain in effect, any Obligations remain unpaid, or any other amount is owing to Tranche Under-B Lender hereunder and Tranche Under-B Lender's commitment to lend and provide any other financial accommodations has not been terminated:

         a. FINANCING ORDER. To the extent of any inconsistency between the Loan Agreement, this Amendment, and the Financing Order the terms of the Financing Order shall govern the Tranche Under-B Obligations and the rights and remedies of the Agent and the Tranche Under-B Lender in respect thereof (provided that the Financing Order has been consented to by the Tranche Under-B Lender).

         b. EXCEPTIONS. Notwithstanding any provision in this Amendment or the Loan Agreement to the contrary, the Tranche Under-B Lender, the Agent, and the other Lenders party hereto agree that:

            i. NO CHANGE TO COMMITMENTS. Nothing herein shall extend, enlarge, or alter any commitment of any Lender to extend or provide any Tranche A Advances, Tranche A Letters of Credit, Tranche B-Prime Advances, Tranche Sub-B Advances, or Tranche Sub-B Advances Agreement from that which was required under the Prepetition Loan Documents;

            ii. NO CHANGE TO REQUIRED LENDERS. Nothing herein changes the percentage of the Commitments or the percentage of the Obligations outstanding, as the case may be, that is required for the Lenders or any of them to take action under the Loan Agreement from that which was required under the Prepetition Loan Documents (i.e., subject to the proviso set forth below, those Lenders that would constitute the Required Lenders if this Amendment had not been executed and delivered shall constitute the Required Lenders, notwithstanding the execution and delivery hereof), provided, however, that,

                  A. THIS AMENDMENT. Except as expressly provided herein, any change to or waiver of the provisions of this Amendment or the provisions of the Loan Agreement amended by this Amendment shall require the consent of the Tranche Under-B Lender, the Agent, the other Lenders party to this Amendment, and the Borrowers, and

                  B. TRANCHE UNDER-B DEFAULT. In the event that any Tranche Under-B Event of Default shall occur, the Tranche Under-B Lender may direct and authorize the Agent to do any of the actions set forth in
         Section 9.1(a) through (e) on behalf of the Lender Group;

         iii. WATERFALL PROVISION. Nothing herein shall change the operation of
Section 2.5(b) (the "waterfall provision") or any other provision of the Loan Documents from that which was in effect under the Prepetition Loan Documents, provided, however, that:

                  A. SUBORDINATION OF TRANCHE UNDER-B OBLIGATIONS. Under no circumstances shall any amounts payable in respect of the Tranche Under-B Obligations (which, for purposes of clarity, shall exclude the Tranche Under-B Facility Fee, and any Break-Up Fee (to the extent such Break-Up Fee is payable in accordance with the Break-Up Fee Order and under Paragraph 6(n) of the Financing Order)), whether on account of fees, reimbursements, interest, principal or otherwise, be paid or permitted to be paid prior to the indefeasible payment in full in cash of all Obligations other than the Tranche Under-B Obligations, whether on account of fees, reimbursements, interest, principal or otherwise, except as permitted by the Lender Group; and

                  B. PRIORITY OVER PIK/TERM FACILITY. Except to the extent inconsistent with the terms of Section 4 of the Collateral Agency and Intercreditor Agreement, under no circumstances shall any amounts payable in respect of the Junior Secured Debt, whether on account of fees, reimbursements, interest, principal or otherwise, nor shall any payments otherwise payable to Borrower pursuant to Section 2.5(b) of the Loan Agreement, be paid or permitted to be paid prior to the indefeasible payment in full in cash of all Tranche Under-B Obligations, whether on account of fees, reimbursements, interest, principal or otherwise;

and in furtherance of the foregoing, the Borrower, the Agent and the Tranche Under-B Lender hereby agree that, to the extent any payment would be directed under Section 2.5(b) (the "waterfall provision") or any other provision of the Loan Documents in a manner that contravenes that set forth in clauses (A) and
(B) above, the Borrower, the Agent, and the Tranche Under-B Lender shall direct such payments in accordance with clauses (A) and (B) above; and

         iv. MATURITY. The Borrowers and the Lenders party hereto (in their capacity as Lenders) agree that the Postpetition Obligations (as defined in the Financing Order) (other than the Tranche A Impaired Obligations, in accordance herewith) shall be Indefeasibly Satisfied (as defined in the Financing Order) in full on the earlier of (a) the Termination Date (as defined in the Financing Order, which includes the Tranche Under-B Maturity Date), or (b) December 31, 2003, subject to the priority provisions of this Tenth Amendment. The Borrowers and the Lenders party hereto (in their capacity as Lenders) agree that except as otherwise provided for in this Tenth Amendment or in the Financing Order, all Prepetition Debt (as defined in the Financing Order) consisting of allowed secured claims within the meaning of Bankruptcy Code Section 506(a) and (b) shall be Indefeasibly Satisfied prior to repayment of the Tranche Under-B Advances (other than the Tranche A Impaired Obligations, in accordance herewith).

            v. NO AMENDMENTS TO THIS SECTION 4(b). The Borrowers, the Agent, the Tranche Under-B Lender, and the other Lenders party hereto agree that they shall not amend this Section 4(b) without the consent of the Agent, the Borrowers, and all Lenders.

         c. ALLOWED BUDGET. The aggregate disbursements set forth in the Allowed Budget for each weekly period set forth in the Allowed Budget (commencing with the weekly period ending June 6, 2003) shall not be paid prior to the time period set forth in the Allowed Budget for such item to be paid and shall not be in excess of 110% of the amount set forth in the Allowed Budget, tested on a rolling four-week basis (or partial three-week basis for the first three weeks after the Filing Date, as defined in the Financing Order): provided, however, that to the extent aggregate disbursements are reduced by way of offset against existing and future accounts receivable, such offsets shall be included as if they were disbursements for purposes of this covenant. The aggregate actual receipts of Borrowers and their Subsidiaries for each weekly period set forth in the Allowed Budget (commencing with the weekly period ending June 6, 2003) shall not be less than 90% of the aggregate budgeted receipts (as set forth in the Allowed Budget), tested on a rolling thirteen-week basis (or partial thirteen-week basis for the first thirteen weeks after the Filing Date, as defined in the Financing Order).

         d. FINANCIAL COVENANTS.

            i. DIP EBITDAR. The Borrowers shall maintain, on a consolidated basis, minimum DIP EBITDAR on a cumulative basis for any period commencing on June 1, 2003 and ending on the last day of any month thereafter as set forth below) of not less than the amount set forth below for such month:

                                                           Minimum cumulative EBITDAR
                                                           (for period commencing June 1,
                      Last day of the month of             2003)
            ---------------------------------------------  ------------------------------
            June 2003                                      $  400,000
            July 2003                                      $1,400,000
            August 2003                                    $2,100,000
            September 2003                                 $4,400,000
            October 2003                                   $7,000,000
            November 2003                                  $8,700,000
            December 2003                                  $8,900,000

            ii. CAPITAL EXPENDITURES. The Borrowers shall not make capital expenditures in any month in excess of $2,500,000.

         e. PLAN CONSUMMATION. Unless the Icahn Sponsored Plan is withdrawn or the Debtors terminate the Investment Agreement in accordance with its terms, the Borrowers shall use their best efforts to confirm and consummate the Icahn Sponsored Plan (or, upon acceptance of a Superior Proposal in accordance with the Investment Agreement, the Superior Proposal), in accordance with the following schedule (for each date below, the year is 2003):

            August 1:     Hearing/approval and entry of this Amendment and
                          Bidding Procedures Order(s)

            August 18:    File Motion for Approval of Disclosure Statement

            August 29:    Deadline for submission of potential Superior
                          Proposals

            September 3:  Plan (Proponent) Auction if any potential Superior
                          Proposals

            September 5:  Debtors to select Selected Proposal

            September 8:  Hearing re: Selected Proposal

            September 18: File Disclosure Statement amendments (if any)

            September 22: Hearing re: Disclosure Statement/Approval/
                          Mailing-Voting

            November 3:   Hearing re: Confirmation

            November 15:  Effective Date and Closing Date

Unless and until (a) the Icahn Plan Sponsor does not proceed with or withdraws the Icahn Sponsored Plan, or (b) the Icahn Sponsored Plan is not confirmed for any reason, the Borrowers shall hold the Sale Motion in abeyance and shall not seek to re-initiate any hearing on or consideration of the Sale Motion or any Sale.

         f. ADDITION OF NEW DEBTOR. Each of D&L, Inc., a Pennsylvania corporation, debtor-in-possession, and Serv-Tech EPC Subsidiary, Inc., a Louisiana corporation hereby joins and is added as a "Borrower" to the Loan Agreement and all Loan Documents as a co-borrower and shall be jointly and severally liable with the other Borrowers for all Obligations on the terms of the Loan Documents, provided that the foregoing new Borrowers shall not merely by the execution hereof be considered co-borrowers under the Prepetition Loan Agreement or the Prepetition Documents (provided that the Agent and the Lender Group are reserving their rights to take the position (without prejudicing any Person's right to object to such position) that some or all of the foregoing new Borrowers already constituted co-borrowers or co-obligors under the Loan Agreement prior to and without regard to the effectiveness of this Amendment), and accordingly (subject to the provision in the parenthetical above) these new Borrowers shall only be liable for the Tranche Under-B Obligations and the Tranche Under-B Lender shall not be obligated to share the proceeds of or any distributions from any of these entities with the other members of the Lender Group.

         g. TRANCHE A IMPAIRED OBLIGATIONS TREATMENT. Subject to the Indefeasible Satisfaction of all other Tranche A Obligations on or before December 31, 2003, each of those Tranche A Lenders party hereto (in their capacity as Lenders) agrees that pursuant to the Icahn Sponsored Plan, the payment of not more than $3,000,000 of Tranche A Obligations may be deferred and paid over time pursuant to a senior secured promissory note with a term of one
(1) year and such other terms as reasonably acceptable to the Tranche A Lenders party hereto (in their capacity as Lenders) (the "Tranche A Impaired Obligations").

         h. PREPAYMENT. The Tranche Under-B Obligations shall not be prepaid without the prior written consent of Agent and the Lenders.


5. CONDITIONS PRECEDENT.

         The satisfaction of each of the following, which may be waived by Tranche Under-B Lender in its sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment (the date on which such occurs being the "Loan Effective Date"):

         a. The representations and warranties in the Loan Agreement and the other Loan Documents (other than with respect to events that have been expressly consented to in writing by the requisite Lenders since the date on which such representations and warranties were first made) shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

         b. Agent shall have received the reaffirmation and consent of each Guarantor attached hereto as Exhibit D, duly executed and delivered by an authorized official of each Guarantor;

         c. No Tranche Under-B Default or Tranche Under-B Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment, except for any such Tranche Under-B Defaults or Tranche Under-B Events of Defaults that would exist but for the effectiveness of the amendments to the Loan Agreement contemplated by this Amendment; and

         d. No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against any Obligor or the Lender Group;

         e. The 2003 Bankruptcy Court shall have entered the Financing Order, providing that: (a) all Tranche Under-B Obligations shall (subject to (b) below): (i) pursuant to Section

364(c)(1) of the Bankruptcy Code be entitled to superpriority administrative expense status in the Case, (ii) pursuant to Sections 364(d) and 364(c)(2) and
(c)(3) of the Bankruptcy Code be secured by a first priority perfected security interest in and lien on all now owned or hereafter acquired assets and property of the estate (as defined in the Bankruptcy Code), real and personal, tangible or intangible, of each Borrower and each other obligor except for the proceeds of any Avoidance Actions; and (b) the security interests and liens and priority status would be subject only to (i) the other Obligations and other pre-petition valid liens set forth on Exhibit B, other than those securing the Junior Secured Debt, and (ii) the carve-outs in the Financing Order, which Financing Order shall be in full force and effect and shall not have been vacated, reversed, modified or stayed, pending appeal in any respect (notwithstanding anything herein to the contrary, the Break-up Fee shall be afforded super-priority administrative claim status and shall be secured by a lien having priority pari passu with the liens securing the Tranche Under-B Advances except that such lien shall have priority in a deposit over any and all other liens whatsoever to the extent that a third party is not entitled to the return of such deposit made by it under the Break-Up Fee Order);

         f. the Borrowers shall have complied in full with the notice and other requirements of the Bankruptcy Code and any applicable Bankruptcy Rules with respect to any relevant Financing Order in a manner satisfactory to the Agent and the Tranche Under-B Lender;

         g. No trustee and no examiner shall have been appointed or designated in the Proceedings with respect to the Borrowers or their respective businesses, properties or assets, and no motion shall be pending seeking such appointment;

         h. the Tranche Under-B Obligations shall have been guaranteed by all Guarantors (including, without limitation, the Canadian Guarantors) and such guarantees shall be secured by the property of such Guarantor in the same manner as the Collateral or, with respect to the Canadian Guarantors only, the Canadian Guarantors shall have agreed that such guarantees shall become secured by the property of such Guarantor in the same manner as the Collateral within a timeframe acceptable to the Tranche Under-B Lender;

         i. the Sale Motion shall have been withdrawn or held in abeyance in a manner satisfactory to the Tranche Under-B Lender pursuant to the Borrowers' agreement under Section 4(e) hereof;

         j. the Tranche Under-B Lender shall have approved the Allowed Budget;

         k. the 2003 Bankruptcy Court shall have entered the Break-Up Fee Order approving the Break-Up Fee and the Investment Agreement, and such order and such Investment Agreement shall continue to be valid, binding, and in effect, in form and substance satisfactory to the Icahn Plan Sponsor, without modification except as consented to by the Icahn Plan Sponsor (unless the failure of the Investment Agreement to be in effect shall result either from the Debtors' selection of a Superior Proposal, from the Debtors' termination of the Investment Agreement in accordance with its terms, or from the Icahn Plan Sponsor's termination of the Investment Agreement other than as a result of a breach thereof by the Debtors);

         l. the Tranche Under-B Lender shall have received the $700,000 Tranche Under-B Facility Fee in immediately available funds;

         m. the Agent shall have received the $100,000 DIP Agent's Fee in immediately available funds;

         n. the Agent and Tranche Under-B Lender shall have received each of the items set forth in the closing agenda distributed by the Tranche Under-B Lender's counsel in connection herewith, each in form and substance satisfactory to the Agent and the Tranche Under-B Lender and their respective counsel; and

         o. the Agent and Tranche Under-B Lender shall have received, in form and substance satisfactory to Lender, the opinion letter of counsel(s) to Borrowers with respect to such matters as Lender may request.

6. BANKRUPTCY REPRESENTATIONS, WARRANTIES, AND COVENANTS.

         a. A Financing Order has been duly entered, is valid, subsisting and continuing and on the date of the Tranche Under-B Advances shall not be vacated, modified, reversed on appeal, or modified by any order of the 2003 Bankruptcy Court or otherwise, and is and shall not be, nor shall any Borrowing of the Tranche Under-B Advances then be, subject to any stay pending appeal.

         b. All Tranche Under-B Advances provided under the Loan Documents shall be used by Borrowers exclusively for such purposes as are permitted by the Loan Documents, but only to the extent set forth in or consistent with the Allowed Budget and the Financing Orders. No portion of any administrative expense claim or other claim relating to the 2003 Bankruptcy Cases shall be paid with the proceeds of such Tranche Under-B Advances, other than those administrative expense claims (including, to the extent allowed by the 2003 Bankruptcy Court, claims for professional fees or trustee's fees) directly attributable to the operation of the business of the Borrowers.

         c. No Borrower is in default in the payment of any amounts at any time due on any Indebtedness arising after the 2003 Petition Date, or in the performance of any other material terms or covenants of any such Indebtedness or of any mortgage, security agreement, indenture, pledge, or other agreement relating thereto or securing such Indebtedness.

         d. The Financing Order creates in favor of the Agent for the benefit of the Tranche Under-B Lender, a legal, valid and enforceable lien, mortgage, or security interest, as applicable in the Collateral and constitutes the creation of a fully perfected lien or mortgage on, and security interest in, all right, title and interest of the Borrowers thereunder in such Collateral, in each case prior and superior in right to any other person, other than as provided in the Financing Order.

         e. Upon the entry of the Financing Order, all filings, assignments, pledges and deposits of documents or instruments will have been made and all other actions will have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral for the benefit of the Tranche Under-B Lender. The Collateral and the Agent's and Tranche Under-B Lender's rights with respect to the Collateral are not subject to any setoff, claims, withholdings, or other defenses. The Borrowers are the owners of the Collateral, free from any lien, security interest, encumbrance, or any other claim or demand, except for Permitted Liens and the Prepetition Liens (as defined in the Financing Order).

         f. The Borrowers will not seek, consent or suffer to exist (i) any modification, stay, vacation or amendment to the Financing Orders; (ii) a priority claim for any administrative expense or unsecured claim against the Borrowers (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expense of the kind specified in
Section 105, 326, 330, 331, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c),
546(d), 726 or 1114 of the Bankruptcy Code) equal or superior to the priority claim of the Tranche Under-B Lender or any other Lender in respect of the Obligations, except with respect to the other Prepetition Debt and the Carve-Out (as defined in the Financing Order) and Avoidance Actions; or (iii) any lien on any Collateral, having a priority equal or superior to the liens in favor of the Agent for the benefit of the Lender in respect of the Obligations, other than Permitted Liens and the Prepetition Liens (as defined in the Financing Order).

         g. Borrowers shall deliver to counsel to the Tranche Under-B Lender and Agent copies of all pleadings filed on or behalf of the Borrowers relating to the 2003 Bankruptcy Cases, and copies of any material provided by any Borrower to the United States Trustee or any creditors' or other committee appointed in the 2003 Bankruptcy Cases and shall deliver to the Tranche Under-B Lender and Agent all other information, documents, and materials regarding the Borrowers or the 2003 Bankruptcy Cases as may be reasonably requested by the Tranche Under-B Lender or Agent.

         h. There are no Liens against the Borrowers or any of their assets, other than as set forth on Exhibit B attached hereto.

7. GENERAL REPRESENTATIONS AND WARRANTIES.

         The Borrowers hereby further represent and warrant to the Agent and the Lenders party hereto as follows:

         a. REPRESENTATIONS AND WARRANTIES: NO TRANCHE UNDER-B EVENT OF DEFAULT. The representations and warranties herein, in the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or the Tranche Under-B Lender on or prior to the date hereof shall be correct and accurate on and as of the date hereof as though made on and as of such date; and no Tranche Under-B Default or Tranche Under-B Event of Default shall have occurred and be continuing as of the date hereof or would result from this Amendment becoming effective in accordance with its terms.

         b. ORGANIZATION, GOOD STANDING, ETC. Each Borrower (i) is a corporation, duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has all requisite power and authority to execute, deliver and perform this Amendment, and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

         c. AUTHORIZATION, ETC. The execution, delivery and performance by the Borrowers of this Agreement, and the performance by the Borrowers of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene any Borrower's charter, or by-laws, any applicable laws or any contractual restriction binding on or otherwise affecting it or any of its properties, (ii) do not and will not result in or require the creation of any lien or other encumbrance (other than pursuant to any Loan Documents) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

         d. GOVERNMENT APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or agency or other regulatory body is required in connection with the due execution, delivery and performance by the Borrowers of this Amendment, or for the performance of the Loan Agreement, as amended hereby.

         e. ENFORCEABILITY, ETC. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, except that on and after the date hereof (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder", or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Agreement and (ii) all references in the other Loan Documents to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Amendment. Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Lender under the Loan Agreement or any other Loan Document, nor constitute an amendment of any provision of the Loan Agreement or any other Loan Documents.

8. COSTS AND EXPENSES.

         The Borrowers shall pay to Agent and Tranche Under-B Lender on demand all costs and expenses that Agent and Tranche Under-B Lender pays or incurs in connection with the negotiation, preparation, consummation, administration, enforcement and termination of this Amendment and the other Loan Documents and the Financing Order, including, without limitation: (a) reasonable attorneys' and paralegals' fees and disbursements of counsel to Agent and Tranche Under-B Lender; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with this Amendment, the other Loan Documents, the Financing Order, and the transactions contemplated thereby; (c) costs an expenses of lien searches, recording and filing fees; (d) taxes, fees and other charges for recording any agreements or documents with any governmental authority, and the filing of UCC financing statements and continuations, and other actions to perfect, protect, and continue the security interests and liens of Agent in the Collateral for the benefit of the Tranche Under-B Lender; (e) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents or the Financing Order that any Borrower fails to pay or take; and (f) costs and expenses (including attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Tranche Under-B Obligations, enforce the security interests and liens of Agent in the Collateral for the benefit of the Tranche Under-B Lender, sell or otherwise realize upon the Collateral for the benefit of the Tranche Under-B Lender, and otherwise enforce the provisions of this Amendment and the other Loan Documents and the Financing Order, or to defend any claims made or threatened against Agent or Tranche Under-B Lender arising out of the transactions contemplated hereby (including, without limitation, preparations for and consultations concerning any such matters), other than any such claims with respect to which it is found that they have acted with gross negligence or willful misconduct as Agent or Tranche Under-B Lender, respectively. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. All sums provided for in this Section 8 shall be part of the Obligations, shall be payable pursuant to Section 2.5(b) of the Loan Agreement, and shall accrue interest after demand for payment thereof at the highest rate of interest then payable under the Loan Documents.

9. CONSTRUCTION.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

10. ENTIRE AMENDMENT; EFFECT OF AMENDMENT.

This Amendment, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except as expressly set forth herein, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect. The execution, delivery, and performance of this Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of the Lender Group as in effect prior to the date hereof. The amendments and other agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Agreement, and shall not operate as a consent to any further or other matter, under the Loan Documents. To the extent any terms or provisions of this Amendment conflict with those of the Loan Agreement or other Loan Documents, the terms and provisions of this Amendment shall control. This Amendment is a Loan Document. Any failure by Borrowers to comply with any of the covenants or other agreements set forth herein shall constitute an immediate Tranche Under-B Event of Default.

11. COUNTERPARTS: TELEFACSIMILE EXECUTION.

This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

                                    PHILIP SERVICES CORPORATION, a
                                    Delaware corporation, debtor-in-possession


                                    By:
                                           -------------------------------------
                                           Michael W. Ramirez,
                                           Senior Vice President and CFO


                                    PHILIP METALS (NEW YORK), INC.,
                                    a New York corporation, debtor-in-possession

                                    PSC METALS, INC.,
                                    an Ohio corporation, debtor-in-possession

                                    By:
                                           -------------------------------------
                                           Michael W. Ramirez
                                           Vice President and Treasurer
                                           Of each of the foregoing companies


                                    CAPPCO TUBULAR PRODUCTS USA, INC.,
                                    a Georgia corporation, debtor-in-possession

                                    By:
                                           -------------------------------------
                                           Michael W. Ramirez
                                           Vice President

                                    21ST CENTURY ENVIRONMENTAL
                                    MANAGEMENT, INC. OF NEVADA, a
                                    Nevada corporation, debtor-in-possession


                                    21ST CENTURY ENVIRONMENTAL
                                    MANAGEMENT, INC. OF RHODE
                                    ISLAND, a Rhode Island corporation,
                                    debtor-in-possession

                                    ALLWASTE TANK CLEANING, INC.,
                                    a Georgia corporation, debtor-in-possession

                                    ALLWORTH, INC., an Alabama
                                    corporation, debtor-in-possession

                                    BURLINGTON ENVIRONMENTAL
                                    INC., a Washington corporation, debtor-in-possession

                                    CHEM-FREIGHT, INC., an Ohio
                                    corporation, debtor-in-possession

                                    CHEMICAL RECLAMATION
                                    SERVICES, INC., a Texas corporation,
                                    debtor-in-possession

                                    CHEMICAL POLLUTION CONTROL,
                                    INC. OF FLORIDA - A 21ST CENTURY
                                    ENVIRONMENTAL MANAGEMENT
                                    COMPANY, a Florida corporation, debtor-
                                    in-possession

                                    CHEMICAL POLLUTION CONTROL,
                                    INC. OF NEW YORK - A 21ST
                                    CENTURY ENVIRONMENTAL
                                    MANAGEMENT COMPANY, a New York
                                    corporation, debtor-in-possession

                                    COUSINS WASTE CONTROL
                                    CORPORATION, an Ohio corporation,
                                    debtor-in-possession

                                    CYANOKEM INC., an Ohio corporation,
                                    debtor-in-possession

                                    LUNTZ ACQUISITION (DELAWARE)
                                    CORPORATION, a Michigan corporation,
                                    debtor-in-possession

                                    By:
                                          --------------------------------------
                                          Brian J. Recatto
                                          President of each of the foregoing
                                          companies

                                    NORTHLAND ENVIRONMENTAL,
                                    INC., a Delaware corporation, debtor-in-possession

                                    NORTRU, INC., a Michigan corporation,
                                    debtor-in-possession

                                    PHILIP ENVIRONMENTAL SERVICES
                                    CORPORATION, a Missouri corporation,
                                    debtor-in-possession

                                    PHILIP TRANSPORTATION AND
                                    REMEDIATION, INC., a California corporation, debtor-in-possession

                                    PHILIP RECLAMATION SERVICES,
                                    HOUSTON, INC., a Texas corporation,
                                    debtor-in-possession

                                    PSC ENVIRONMENTAL SERVICES,
                                    INC., a Delaware corporation, debtor-in-possession

                                    PSC INDUSTRIAL OUTSOURCING,
                                    INC., a Delaware corporation, debtor-in-possession

                                    PSC INDUSTRIAL SERVICES, INC., a
                                    Delaware corporation, debtor-in-possession

                                    REPUBLIC ENVIRONMENTAL
                                    RECYCLING (NEW JERSEY), INC., a
                                    Delaware corporation, debtor-in-possession

                                    REPUBLIC ENVIRONMENTAL
                                    SYSTEMS (PENNSYLVANIA), INC., a
                                    Pennsylvania corporation, debtor-in-
                                    possession

                                    REPUBLIC ENVIRONMENTAL
                                    SYSTEMS (TRANSPORTATION
                                    GROUP), INC., a Pennsylvania corporation, debtor-in-possession

                                    RESOURCE RECOVERY
                                    CORPORATION, a Washington
                                    corporation, debtor-in-possession

                                    RHO-CHEM CORPORATION, a
                                    California corporation, debtor-in-possession

                                    By:
                                          --------------------------------------
                                          Brian J. Recatto
                                          President of each of the foregoing
                                          companies

                                    REPUBLIC ENVIRONMENTAL
                                    SYSTEMS (TECHNICAL SERVICES
                                    GROUP), INC., a New Jersey corporation,
                                    debtor-in-possession

                                    SOLVENT RECOVERY
                                    CORPORATION, a Missouri corporation,
                                    debtor-in-possession

                                    THERMALKEM, INC., a Delaware
                                    corporation, debtor-in-possession

                                    By:
                                          --------------------------------------
                                          Brian J. Recatto
                                          President of each of the foregoing
                                          companies

                                    D&L, INC., a Pennsylvania corporation,
                                    debtor-in-possession

                                    By:
                                       -----------------------------------------
                                         Name:
                                         Title:

                                    ACE/ALLWASTE ENVIRONMENTAL
                                    SERVICES OF INDIANA, INC., an
                                    Illinois corporation, debtor-in-possession

                                    DELTA MAINTENANCE, INC., a
                                    Louisiana corporation, debtor-in-possession

                                    INTERNATIONAL CATALYST, INC., a
                                    Nevada corporation, debtor-in-possession

                                    JESCO INDUSTRIAL SERVICE, INC.,
                                    a Kentucky corporation, debtor-in-
                                    possession

                                    PHILIP SERVICES/NORTH
                                    CENTRAL, INC., an Iowa corporation,
                                    debtor-in-possession

                                    PSC RECOVERY SYSTEMS, INC., a
                                    Georgia corporation, debtor-in-possession

                                    RMF GLOBAL, INC., an Ohio
                                    corporation, debtor-in-possession

                                    RMF INDUSTRIAL CONTRACTING,
                                    INC., a Michigan corporation, debtor-in-possession

                                    SERV-TECH EPC, INC., a Nevada
                                    corporation, debtor-in-possession

                                    TOTAL REFRACTORY SYSTEMS,
                                    INC., a Nevada corporation, debtor-in-
                                    possession

                                    By:
                                          --------------------------------------
                                          Michael S. Taff
                                          Vice President
                                          of each of the foregoing companies

                                    SERV-TECH EPC SUBSIDIARY, INC.,
                                    a Louisiana corporation, debtor-in-
                                    possession

                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------

                                    FOOTHILL CAPITAL
                                    CORPORATION, a California
                                    corporation, as Agent and as a Lender

                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------

                                    FOOTHILL INCOME TRUST L.P.,
                                    a Delaware limited partnership, as a Lender

                                    By:   FIT GP, LLC, its general partner

                                          By:
                                                 ------------------
                                          Its:   Managing Member


                                    FOOTHILL PARTNERS III, L.P.,
                                    a Delaware limited partnership, as a Lender


                                    By:
                                          --------------------------------------
                                    Its:  Managing General Partner

                                    MEADOW WALK LIMITED
                                    PARTNERSHIP,
                                    a Delaware limited partnership, as a Lender


                                    By:
                                          --------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------

                                    EXHIBIT A

                                [Allowed Budget]

                                    EXHIBIT B

                      [Permitted Senior Prepetition Liens]



                     [BORROWERS TO PROVIDE PRIOR TO HEARING]

                                    EXHIBIT C

                                  SCHEDULE C-1
                                   COMMITMENTS

                                                      TRANCHE B-                     TRANCHE
                                       TRANCHE A        PRIME       TRANCHE SUB-B    UNDER-B         TOTAL
            LENDER                   COMMITMENT***  COMMITMENT***   COMMITMENT***   COMMITMENT     COMMITMENT*
----------------------------------   -------------  -------------   -------------  -----------    ------------
Foothill Capital Corporation         $  35,000,000            -0-             -0-          -0-    $ 35,000,000
Ableco Finance LLC                             -0-  $  12,500,000             -0-          -0-    $ 12,500,000
Madeleine LLC                        $  32,500,000            -0-   $  21,000,000          -0-    $ 53,500,000
Foothill Partners III, L.P.          $  16,250,000            -0-             -0-          -0-    $ 16,250,000
Foothill Income Trust, L.P.          $  16,250,000            0-0             -0-          -0-    $ 16,250,000
Meadow Walk Limited Partnership                -0-  $  62,500,000   $  49,000,000  $35,000,000**  $146,500,000**
All Lenders                          $ 100,000,000  $  75,000,000   $  70,000,000  $35,000,000**  $280,000,000*


*The provisions of this Schedule C-1 to the contrary notwithstanding, in light of the fact that the Maximum Facility Amount is $195,000,000, in no event shall the Commitments of the Lenders exceed $195,000,000.

** Provided, however, that the Tranche Under-B Commitment shall be $25,000,000 unless and until either (i) if the Borrowers select the Icahn Sponsored Plan as the Selected Proposal, the conclusion of the 2003 Bankruptcy Court hearing (presently contemplated to occur on September 8, 2003) at which they do so, (ii) if the Borrowers do not select the Icahn Sponsored Plan as the Selected Proposal, the payment to the Icahn Plan Sponsor of the Break-Up Fee pursuant to the Break-Up Fee Order following the Borrowers' selection of a Superior Proposal as the Selected Proposal; or (iii) if the Investment Agreement is terminated, upon the 2003 Bankruptcy Court's approval (prior to November 15, 2003) of Approved Sale Agreements.

***All Commitments, other than Tranche Under-B Commitments have been terminated as of the 2003 Petition Date.

                                    EXHIBIT D

                            REAFFIRMATION AND CONSENT

         All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Loan Agreement by and among PHILIP SERVICES CORPORATION, a Delaware corporation, debtor-in-possession ("Parent"), each of Parent's Subsidiaries identified on the signature pages to the Tenth Amendment to Loan Agreement, debtors-in-possession (such Subsidiaries, together with Parent, each a "Borrower" and collectively, jointly and severally, the "Borrowers"), each of the Lenders that is a signatory to this Amendment, and WELLS FARGO FOOTHILL, INC. successor-in-interest to FOOTHILL CAPITAL CORPORATION, a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors, if any, in such capacity, "Agent" and together with the Lenders, collectively, the "Lender Group"), dated as of March 31, 2000, as amended by those certain Amendments Numbers One, Two, Three, Four, Five, Six, Seven, Eight, and Nine to Loan Agreement dated as of March 28, 2001, May 18, 2001, November 19, 2001, January 29, 2002, February 19, 2002, March 8, 2002, April 12, 2002, June 27, 2002, and
April 8, 2003, respectively (as amended, restated, supplemented or otherwise modified, the "Loan Agreement") or in Amendment Number Ten to Loan Agreement, dated as of _____________________ __, 2003 (the "Amendment"), among the
Borrowers, the Agent, and the Lenders party thereto. The undersigned hereby (a) represent and warrant to the Lender Group that the execution, delivery, and performance of this Reaffirmation and Consent are within its powers, have been duly authorized by all necessary action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) consents to the transactions contemplated by the Amendment; (c) acknowledges and reaffirms its obligations owing to the Lender Group under any Loan Documents to which it is a party; and (d) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to same, it understands that the Lender Group has no obligations to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments, and nothing herein shall create such a duty. Delivery of an executed counterpart of this Reaffirmation and Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Reaffirmation and Consent. Any party delivering an executed counterpart of this Reaffirmation and Consent by telefacsimile also shall deliver an original executed counterpart of this Reaffirmation and Consent but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Reaffirmation and Consent. This Reaffirmation and Consent shall be governed by the laws of the State of New York.

                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned have each caused this Reaffirmation and Consent to be executed as of the date of the Amendment.


                                           PHILIP SERVICES INC., an Ontario
                                           corporation


                                           By:
                                                  ------------------------------
                                           Name:
                                           Title:

                                           PHILIP ANALYTICAL SERVICES INC.,
                                           an Ontario corporation


                                           By:
                                                  ------------------------------
                                           Name:
                                           Title:

                                           PHILIP INVESTMENT CORP., an Ontario
                                           corporation


                                           By:
                                                  ------------------------------
                                           Name:
                                           Title:




                                           NORTRU, LTD.,
                                           an Ontario corporation

                                           By:
                                                  ------------------------------
                                           Name:
                                           Title:


                                           ALLIES STAFFING LTD., an Ontario
                                           corporation


                                           By:
                                                  ------------------------------
                                           Name:
                                           Title:

                                           ARC DUST PROCESSING (BARBADOS)
                                           LIMITED,
                                           a Barbados corporation


                                           PHILIP INTERNATIONAL
                                           DEVELOPMENT INC., a Barbados
                                           corporation


                                           By:
                                                  ------------------------------
                                           Name:
                                           Title: